UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ameriprise Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 16, 2007

Dear Fellow Shareholders:

You are cordially invited to join us for our 2007 annual meeting of shareholders, which will be held on Wednesday, April 25, 2007, at 11:00 a.m., Minneapolis Time, at the Ameriprise Financial Center, 707 Second Avenue South in Minneapolis, Minnesota 55474. Holders of record of our common stock as of February 28, 2007, are entitled to notice of and to vote at the 2007 annual meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure they are represented at the meeting. You may submit your proxy vote by telephone or Internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you will need proof of ownership to be admitted to the meeting, as described at the bottom of page 64 of the proxy statement.

We look forward to seeing you at the annual meeting and discussing the business of your company with you.

Very truly yours,

JAMES M. CRACCHIOLO
Chairman and Chief Executive Officer

AMERIPRISE FINANCIAL, INC.
707 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55474

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

DATE	Wednesday, April 25, 2007, at 11:00 a.m. Minneapolis Time
PLACE	Ameriprise Financial Center Market Garden—Skyway Level 707 Second Avenue South Minneapolis, Minnesota 55474
ITEMS OF BUSINESS	(1) To elect four directors.
(2) To approve the Amended and Restated Ameriprise Financial 2005 Incentive Compensation Plan.
(3) To ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accountants for 2007.
(4) To transact such other business that may properly come before the meeting or any adjournment of the meeting.
RECORD DATE	You can vote if you are a shareholder of record on February 28, 2007.

THOMAS R. MOORE
Vice President, Corporate Secretary and Chief Governance Officer

March 16, 2007

AMERIPRISE FINANCIAL, INC.

707 SECOND AVENUE SOUTH

MINNEAPOLIS, MINNESOTA 55474

March 16, 2007

PROXY STATEMENT

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Ameriprise Financial, Inc. for the 2007 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriprise Financial, Inc. as “Ameriprise,” “the Company,” “we,” “our” or “us.”

We are holding the 2007 annual meeting at 11:00 a.m. Minneapolis Time, on Wednesday, April 25, 2007, at the Company’s Minneapolis headquarters and invite you to attend in person. If you need special assistance at the meeting because of a disability, you may contact Thomas R. Moore, our Vice President, Corporate Secretary and Chief Governance Officer, by telephone at (612) 678-0106, by e-mail at thomas.r.moore@ampf.com or by writing to him at 1098 Ameriprise Financial Center, Minneapolis, MN 55474.

We have arranged for a live audio Web cast of the 2007 annual meeting to be accessible to the general public on the Internet at ir.ameriprise.com.

We intend to mail this proxy statement and a proxy card to shareholders starting on or about March 16, 2007.

VOTING INFORMATION

Record Date

You may vote all shares that you owned as of February 28, 2007, which is the record date for the annual meeting. On February 28, 2007, we had 237,552,145 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one of the following ways:

•       directly in your name as the shareholder of record, which includes restricted stock awards issued to employees under our long-term incentive plans;

•       indirectly through a broker, bank or other holder of record in “street name”; or

•       indirectly in the Ameriprise Financial, Inc. Stock Fund of our 401(k) Plan, or the American Express Company Incentive Savings Plan.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, to give your voting instructions by telephone or by the Internet, or to vote in person at the meeting. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the annual meeting.

How to Vote

Your vote is important.   We encourage you to vote promptly. Internet and telephone voting is available through 10:00 a.m. Eastern Time on Monday, April 23, 2007, for shares held in employee plans and through 11:59 p.m. Eastern Time on Tuesday, April 24, 2007, for all other shares. You may vote in one of the following ways:

By Telephone. If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.

By Internet. You can also vote your shares by the Internet. Your proxy card indicates the Web site you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

By Mail. If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.

At the Meeting. The way you vote your shares now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation of Proxies.   You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.

Shares Held Under Plans

If you participate in the Ameriprise 401(k) Plan or the American Express Incentive Savings Plan, your proxy card includes shares that the plan has credited to your account.

To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 10:00 a.m. Eastern Time, on Monday, April 23, 2007. If a trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other plan participants who did vote.

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, unless we must disclose them for legal reasons or in the event of a contested proxy solicitation. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Quorum and Required Vote

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.

Votes Required for Proposals. To elect directors and adopt the other proposals, the following proportion of votes is required:

•       On November 28, 2006, our Board of Directors amended our by-laws to provide for majority voting for directors in uncontested elections. We currently expect that the election of directors at our meeting will be uncontested. In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number of directors to be elected. Under a plurality standard, those nominees in a contested election receiving the most number of “For” votes will be elected as directors.

Under the majority voting standard, a nominee must receive a number of “For” votes that exceeds 50% of the votes cast with respect to that director’s election. Votes cast exclude abstentions with respect to that director’s election.

If an uncontested nominee for director does not receive an affirmative majority of “For” votes, he or she will be required to promptly tender his or her resignation to the Board’s independent Nominating and Governance Committee. That committee will then make a recommendation to the Board as to whether the tendered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the tendered resignation and the rationale behind it within 90 days after the election results have been certified. The director who tendered the resignation will not be permitted to vote on the recommendation of the Nominating and Governance Committee or the Board’s decision with respect to his or her tendered resignation.

•       To approve the Amended and Restated Ameriprise Financial 2005 Incentive Compensation Plan, the affirmative vote of a majority of the votes cast.

•       To ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accountants for 2007, the affirmative vote of a majority of the votes cast.

Routine and Non-Routine Proposals.   The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any instructions.

How We Count Votes.   In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposals:

•       We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors.

•       We count abstentions as votes cast on our proposal to approve the Amended and Restated Ameriprise Financial 2005 Incentive Compensation Plan and our proposal to ratify the Audit Committee’s selection of our independent registered public accountants for 2007, which therefore have the effect of a vote against the proposal for which corresponding abstentions are cast. We also do not count broker non-votes, if any, as votes cast on these proposals. Therefore, broker non-votes will have no impact on the outcome of these proposals.

Multiple Shareholders Sharing the Same Address

For those shareholders who share a single address and would like to receive only one annual report and proxy statement at that address in the future, please contact our corporate secretary. This service, known as “householding,” is designed to reduce our printing and postage costs. If after signing up, any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact our corporate secretary. The contact information for our corporate secretary is provided on page one under “General Information.”

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation. We have hired D.F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D.F. King $13,000 plus expenses for these services.

CORPORATE GOVERNANCE

This section provides highlights of our corporate governance program. You can find details about these and other corporate governance policies and practices in other sections of the proxy statement and on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com.

Director Independence

Our Board, acting upon the recommendation of its Nominating and Governance Committee, has affirmatively determined that these directors have no material relationship with the Company and are therefore independent under the corporate governance listing standards of the New York Stock Exchange: Ms. Marshall and Messrs. Hall, Knowlton, Lewis, Noddle, Powers, Sarles, Sharpe, and Turner.

Our only non-independent director is Mr. Cracchiolo, our chief executive officer and the only Company officer serving on the Board.

Independence of Committee Members

Only independent directors serve on the Board’s three standing committees: Audit; Compensation and Benefits; and Nominating and Governance. Members of the Audit Committee also meet the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Members of the Compensation and Benefits Committee also meet the independence standards for “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended and “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Categorical Standards Of Director Independence

Upon the recommendation of its Nominating and Governance Committee, the Board has approved categorical standards of director independence, as permitted by the corporate governance listing standards of the New York Stock Exchange. These categorical standards: assist the Board in making its independence determinations; provide investors with an adequate means of assessing the quality of the Board’s independence; and avoid the excessive disclosure of immaterial relationships. The Board’s categorical standards of independence, as amended on January 30, 2007, are posted on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com and are also attached as Exhibit B to this proxy statement. The Board amended the categorical standards to state that any relationship that is based solely on common membership in or affiliation with a social, civic, alumni, religious, charitable, educational, or other similar institution, organization or club will not be considered a “material relationship.” The Nominating and Governance Committee applied the categorical standards of independence when making its recommendations regarding director independence to the Board of Directors. In making these independence recommendations, the Nominating and Governance Committee considered all relationships and transactions between the director and the Company as described in questionnaires completed by each director and in materials provided by management, including transactions discussed in this proxy statement and relationships not considered material under the categorical standards of independence approved by the Board.

Committee Charters

The Board’s Audit, Compensation and Benefits, and Nominating and Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee charter satisfies the requirements of the New York Stock Exchange’s corporate governance listing standards. Each committee reviews and reassesses the adequacy of its charter at least annually. The committee will recommend any proposed changes to the Board of Directors for consideration and approval. The committee charters are posted on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com and additional information about each committee is contained in the sections following this summary.

Internal Audit Function

The Company has an internal audit function that is supervised by our general auditor. The Audit Committee reviews the appointment and replacement of the general auditor. The Audit Committee also annually reviews the performance and compensation of the general auditor. The general auditor reports regularly to the Audit Committee, including in executive sessions where he is the only officer present.

Audit Committee Financial Expert

The Board of Directors has determined that William H. Turner, the Chairman of the Audit Committee, is an “audit committee financial expert” as that term is defined by the regulations of the Securities and Exchange Commission, or SEC. The Board has also determined that Mr. Turner is financially literate and has accounting or related financial management expertise, as those qualifications are interpreted by the Board in its business judgment.

Executive Sessions of Independent Directors

The independent directors customarily meet in executive session without management present at each regularly scheduled meeting of the Board.

Presiding Director

The Company’s Corporate Governance Guidelines provide that the then serving Chairman of the Nominating and Governance Committee shall act as the Board’s Presiding Director, with the following duties: preside over executive sessions of the non-management and independent directors; serve as the principal liaison between the Board and the Company’s chairman and chief executive officer on sensitive issues; and preside at meetings of the Board of Directors in the event of the chairman’s unavailability. Ms. Marshall currently serves as the Board’s Presiding Director.

Communications from Shareholders and Other Interested Parties

Shareholders and other interested parties may make their concerns known to the independent directors by communicating directly with the Presiding Director or another director via the Company’s corporate secretary. You can find more information about how to communicate with our independent directors on page 8 of this proxy statement, under the caption “Communicating with Directors.”

Consideration of Director Candidates Recommended by Shareholders

The Nominating and Governance Committee will consider director candidates recommended by shareholders, provided that the requirements explained on page 11 under the caption “Director Nomination Process” are satisfied.

Annual Performance Self-evaluation Process for the Board and its Committees

The Nominating and Governance Committee oversees an annual performance self-evaluation process for the Board of Directors and each of its committees. The process is intended to determine whether the Board and its committees are functioning effectively.

Corporate Governance Guidelines

The Board of Directors has approved Corporate Governance Guidelines, as amended on November 28, 2006. The Corporate Governance Guidelines were formerly known as our Corporate Governance Principles. Among other topics, the Corporate Governance Guidelines address: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and the annual performance self-evaluation of the Board and its committees. The Corporate Governance Guidelines are posted on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com.

Codes of Conduct

We have adopted a Code of Conduct to guide ethical business behavior and decision-making. The Code applies to all of our employees, financial advisors, and their employees, and individuals conducting business on behalf of us and our subsidiaries. Following our Code of Conduct and all applicable laws, regulations, and Company policies is a condition of employment or association with the Company.

The Board of Directors has adopted a Code of Business Conduct for Members of the Board of Directors of Ameriprise Financial, Inc. This Code is intended to focus each director on areas of potential conflicts of interest and provide guidance relating to the recognition and handling of ethical issues. The Code also provides mechanisms to report potential conflicts of interest or unethical conduct and is intended to help to foster a culture of openness and accountability.

Both of these Codes are posted on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines state that directors are expected to attend the annual meeting of shareholders. The corporate secretary reminds each director of this policy in writing in advance of each annual meeting of shareholders. At our 2006 annual meeting of shareholders, all of our directors then serving were in attendance.

Majority Voting for Directors

On November 28, 2006, the Board of Directors amended our by-laws to provide for majority voting for directors in uncontested elections. The plurality standard will be used in the case of contested elections. We anticipate that the election of directors to be held at the meeting will be uncontested, and therefore the majority voting standard will apply. We have provided additional information about the by-law provisions governing majority voting for directors on page 3 of this proxy statement, under the caption “Votes Required for Proposals.”

Requests for Copies of Materials

You can request copies of the Categorical Standards Of Director Independence, committee charters, the Corporate Governance Guidelines, and the Codes of Conduct by writing to: Thomas R. Moore, Vice President, Corporate Secretary and Chief Governance Officer, 1098 Ameriprise Financial Center, Minneapolis, MN 55474. You may also call Mr. Moore at (612) 678-0106 or e-mail him at thomas.r.moore@ampf.com. You will receive the materials without charge.

Director Qualifications and Board Policies

The Board of Directors has determined that directors should be persons who have achieved prominence in their field and who possess significant experience in areas of importance to the Company, such as general management, finance, marketing, technology, law, business or public sector activities.

Directors should possess integrity, energy, forthrightness, analytical skills and the commitment to devote the necessary time and attention to the Company’s affairs. Directors should possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Nominating and Governance Committee will consider whether the candidate has served as the chief executive officer, chief financial officer or other executive officer of a public company with significant policy-making or operational responsibility. The committee will also take into account: the Board’s strong desire to maintain its diversity in terms of race and gender; a candidate’s manifest potential to enhance the effectiveness of the Board and its committees significantly; and experience in an area that is directly relevant to one or more of our business segments.

The committee considers these specific qualities or skills as being necessary for one or more directors to possess:

•       A majority of directors must satisfy the independence standards established by the New York Stock Exchange

•       Enough independent directors must be financially literate and have accounting or related financial management expertise so that the current and anticipated membership needs of the Audit Committee can be satisfied

•       Directors are expected to possess the skills, experience, and professional background necessary to gain a sound understanding of our strategic vision, mix of businesses, and approach to regulatory relations and enterprise risk management

•       The  Board as a whole must possess a mix and breadth of qualities, skills, and experience that will enable it and its committees to promote the best interests of the Company and its shareholders and to address effectively the risk factors to which the Company is subject

Non-management directors have access to individual members of management or to our employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at our expense. Directors also have access to our records and files, and directors may contact other directors without informing our management of the purpose or even the fact of such contact.

We believe that each director should have a substantial personal investment in the Company. A personal holding of Company shares or deferred share units having a market value of $375,000 upon attainment is recommended for each director. Directors are expected to acquire and maintain this ownership threshold within five years of joining the Board.

Communicating with Directors.   The Board of Directors has provided a means by which shareholders or other interested parties may send communications to the Board or to individual members of the Board. Such communications, whether by letter, e-mail or telephone, should be directed to the Company’s corporate secretary, who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Company’s corporate secretary, may not be forwarded to the directors.

If a shareholder or other interested party wishes to communicate a concern to the Chairman of the Audit Committee about our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of our corporate secretary. If the concern relates to our executive compensation program, the concern should be submitted in writing to the Chairman of the Compensation and Benefits Committee in care of our corporate secretary. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Governance Committee in care of our corporate secretary. If the shareholder or other interested party is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our corporate secretary. The contact information for the Company’s corporate secretary is provided on page one under “General Information.”

Our “whistleblower” policy prohibits us or any of our employees from retaliating or taking any adverse action against anyone for raising a compliance or ethical concern in good faith. If a shareholder, employee or other interested party nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to Ethicspoint®, at (800) 963-6395. This is a confidential, independent service that allows individuals to report compliance or ethical issues and concerns they may have concerning Ameriprise. An Ethicspoint® specialist will forward accounting and auditing issues to our general auditor and our general counsel, who will confirm that the matter is properly investigated and, if deemed appropriate, report the results to the Audit Committee.

Board and Committee Meetings

During 2006, the Board of Directors met nine times. All of our directors attended 82% or more of the meetings of the Board and Board committees on which they served in 2006.

Membership on Board Committees

This table lists our three committees, the directors who currently serve on them, and the number of committee meetings held in 2006.

Name	Audit	Compensation and Benefits	Nominating and Governance
Mr. Cracchiolo
Mr. Hall		•	•
Mr. Knowlton	•	•
Mr. Lewis		C	•
Ms. Marshall		•	C
Mr. Noddle	•		•
Mr. Powers	•	•
Mr. Sarles	•		•
Mr. Sharpe	•	•
Mr. Turner	C
2006 Meetings	14	10	4

C = Chairman

• = Member

Compensation and Benefits Committee

Under its written charter, the Compensation and Benefits Committee’s primary purposes are to: establish the philosophy and objectives that will govern our compensation and benefits programs; oversee and approve the compensation and benefits paid to our chief executive officer and other executive officers; recommend to the Board for approval executive and other compensation and benefits plans and arrangements; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of our chief executive officer, chief financial officer, and our highest paid executive officers. A copy of the committee’s charter is posted on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com.

Among other matters, the committee exercises ultimate authority with respect to: the compensation and benefits of our chief executive officer and other executive officers; the approval of grants and awards of equity-based and other incentive awards to our chief executive officer and other executive officers and to employees below the executive officer level; and the engagement, oversight, and termination of the committee’s compensation consultant.

While the Compensation and Benefits Committee oversees our executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-management directors and make recommendations on such matters to the Board of Directors for approval. You can find information about the compensation of our non-management directors beginning on page 14.

The Compensation and Benefits Committee has the authority under its charter to: retain independent legal or other advisors; ask us to provide the committee with the support of one or more of our officers or employees to assist it in carrying out its duties; and request any of our officers or employees or those of our outside counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

The committee has the authority to determine the appropriate amount of funding to be provided by us for the payment of the compensation of any compensation consultant or other advisor engaged by the committee and for the payment of any administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

The committee has the authority to delegate its authority to one or more subcommittees, including to the committee chairman, who may act on behalf of the committee during the intervals between meetings. Depending on the nature of the authority being delegated, a subcommittee may have to consist of a minimum of two members due to certain federal securities and tax law requirements.

The committee may also delegate its authority to one or more of our officers or employees to the extent permitted by law, the rules of the New York Stock Exchange or the governing compensation plan document. The committee has delegated to the chief executive officer the authority to make grants of stock options, restricted stock awards, and long-term performance plan awards. These grants and awards may be made on a monthly basis. The committee has placed limits on the number of such grants and awards that the chief executive officer may make. The chief executive officer does not have the authority to make such awards to himself or any other of our executive officers.

The committee has also delegated certain administrative authority to our chief human resources officer to promote the efficient and timely administration of our compensation and benefits plans.

Our executive officers play the following roles in determining or recommending the amount or form of executive compensation: preparing committee meeting materials related to the performance of the committee’s duties, including total compensation scorecards and other summaries of executive officers’ total compensation; proposing the adoption of new or amended compensation or benefits plans; the chief executive officer will make recommendations to the committee for consideration regarding compensation actions for executive officers other than himself; our chief human resources officer will discuss survey and benchmarking data related to executive compensation and other topics of interest to the committee; and our chief financial officer will discuss and explain the setting and calculation of financial performance goals for executive compensation plans. No executive officer has the authority to approve his or her compensation or to make equity-based grants or long-term performance plan awards to himself or herself, or to any other executive officer.

During 2006, the committee used the firm of Towers Perrin as its compensation consultant. Under the committee’s charter and the engagement letter between Towers Perrin and the committee, the committee is responsible for the appointment, oversight, amount of compensation, evaluation, retention, and termination of its compensation consultant, which is used to assist and advise the committee in the discharge of its responsibilities. Towers Perrin reported directly to the committee with respect to matters within the scope of the committee’s responsibilities.

In its capacity as the committee’s consultant, Towers Perrin provided the following services, among others: providing advice and guidance with respect to trends and issues related to executive compensation; assisting the committee in benchmarking competitive compensation, including the composition of a peer group to be used as reference point in reviewing proxy compensation data; assisting the committee in developing an executive compensation philosophy and program suited to our business strategy and goals; and preparing reports and analyses for the committee’s meeting materials. To the extent that Towers Perrin worked with management on committee matters, it did so on the committee’s behalf.

In addition to its service as the committee’s compensation consultant, Towers Perrin also provided significant services to the Company with respect to human resources matters unrelated to executive compensation.

The committee is confident that it has received independent and objective advice from Towers Perrin with respect to executive compensation matters. Nevertheless, the committee is sensitive to the concerns of many institutional investors and others that the compensation committees of public companies should engage a consultant that does not provide substantial other services to management. The use of a separate consultant is intended to avoid even the appearance of a conflict of interest or lack of independence on the part of the consultant.

Accordingly, at its meeting on February 19, 2007, the committee voted to engage the firm of McLagan Partners as its consultant in place of Towers Perrin, effective immediately. McLagan Partners will generally perform the same type of services for the committee and on the same terms as described above with respect to Towers Perrin. The Company purchases certain proprietary compensation survey data from McLagan Partners for use in connection with executive and other compensation matters. The compensation received by McLagan Partners for this data, however, will be relatively small when compared to the fees paid to McLagan Partners for its work as the committee’s consultant. Towers Perrin will continue to provide various human resources services for us.

The committee Chairman reports to the entire Board regarding each committee meeting. When appropriate these reports and related discussion are conducted in executive session, without management present. Before the committee takes final action with respect to compensation actions affecting the chief executive officer, it first discusses its proposed actions with the other independent directors, without management present.

Management discusses the proposed agenda for each committee meeting with the committee Chairman in advance and it is reviewed with the other committee members in advance as well. During 2006, the committee adopted a policy of including an executive session on the agenda of each committee meeting. This executive session is held without management present. The committee Chairman has the authority to add or delete items from any proposed agenda, and to call special meetings of the committee at any time.

Compensation Committee Interlocks and Insider Participation.   The Compensation and Benefits Committee members include Ira. D. Hall, Warren D. Knowlton, W. Walker Lewis (Chairman), Siri S. Marshall, Richard F. Powers III, and Robert F. Sharpe, Jr. None of the members is a former or current officer or employee of the Company or any of its subsidiaries, or is an executive officer of another company where an executive officer of Ameriprise Financial is a director.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that is posted on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com. The committee’s purposes are to: assume a leadership role in shaping the corporate governance of the Company; promote the effective functioning of the Board and its committees; advance the best interests of the Company and its shareholders through the implementation, oversight, and disclosure of sound corporate governance guidelines and practices; and promote the clear and complete disclosure to shareholders of material information regarding the compensation and benefits of the Company’s non-management directors.

Director Nomination Process. The Nominating and Governance Committee considers and recommends candidates for election to the Board. The committee also considers candidates for election to the Board submitted by shareholders. Each member of the committee participates in the review and discussion of director candidates. In addition, members of the Board of Directors who are not on the committee may meet with and evaluate the suitability of candidates. In making its selections of candidates to recommend for election, the committee will apply the standards and criteria set forth under the caption “Director Qualifications and Board Policies” on page 7 of this proxy statement. The committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating candidates submitted by members of the Board of Directors.

Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedures described on page 64.

Audit Committee

The responsibilities of the Audit Committee are described in the Audit Committee charter and in the following required Audit Committee Report. A copy of the committee’s charter is posted on our Web site on the Corporate Governance page of the “Company Information” section at ir.ameriprise.com. The committee’s purposes are to provide assistance to the Board of Directors by: monitoring the integrity of the consolidated financial statements of the Company; monitoring compliance by the Company with legal and regulatory requirements and the Company’s Code of Conduct; evaluating and monitoring the independent auditors’ qualifications and independence; evaluating and monitoring the performance of the Company’s internal audit function and independent auditors, with respect to the parent company and its subsidiaries; and addressing the finance and risk management matters specified in its charter.

The Board has determined that Mr. Turner is an “audit committee financial expert” as defined by the Securities and Exchange Commission, or SEC, regulations and that Mr. Turner has accounting or related financial management expertise, as the Board interpreted such qualification in its business judgment. The Board has also determined that each Audit Committee member is financially literate, as that term is interpreted by the Board in its business judgment.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s consolidated financial statements, to plan or conduct audits or investigations, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The Company’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent registered public accountants are responsible for the audit of the Company’s consolidated financial statements and the audit of the effectiveness of the Company’s internal control over financial reporting. In addition, the independent registered public accountants are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting. The annual reporting and audit requirements related to internal control over financial reporting first became effective for the Company for its fiscal year ended December 31, 2006.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the Company’s audited financial statements. The Audit Committee also has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent registered public accountants their independence from the Company and its management, and has considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with maintaining the accountants’ independence.

The Audit Committee discussed with the Company’s internal auditor and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee meets with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the Company’s control environment and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2006 Annual Report to Shareholders and, for filing with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

MEMBERS OF THE AUDIT COMMITTEE:

William H. Turner, Chairman
Warren D. Knowlton
Jeffrey Noddle
Richard F. Powers III
H. Jay Sarles
Robert F. Sharpe, Jr.

COMPENSATION OF DIRECTORS

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Ira D. Hall	75,000		76,652	1,505	153,157
Warren D. Knowlton	18,750		43,979	91	62,820
W. Walker Lewis	82,500		76,652	1,505	160,657
Siri S. Marshall	80,000		76,652	6,505	163,157
Jeffrey Noddle(3)	75,000	(3)	76,652	6,963	158,615
Richard F. Powers III	75,000		76,652	1,505	153,157
H. Jay Sarles	75,000		76,652	6,505	158,157
Robert F. Sharpe, Jr.(3)	75,000	(3)	76,652	6,963	158,615
William H. Turner	87,500		76,652	1,505	165,657

(1)    The amounts shown in this column include the annual retainer fee of $75,000 for each director, except Mr. Knowlton, as well as committee Chairman’s fees as follows: W. Walker Lewis, Compensation and Benefits Committee Chairman, $7,500; Siri S. Marshall, Nominating and Governance Committee Chairman, $5,000; and William H. Turner, Audit Committee Chairman, $12,500. Because Mr. Knowlton was elected a director on September 28, 2006, he received a prorated annual retainer of $18,750. Messrs. Noddle and Sharpe have elected to defer their $75,000 annual retainer fee into Ameriprise deferred share units.

(2)    The dollar amounts shown in this column are the compensation expense that we recognized with respect to the 2006 annual grant of deferred share units.  Although we recognized a portion of this expense in 2005 and the remainder in 2006, the aggregate amount we recognized as compensation expense is shown in the interests of accuracy.  The amounts shown as compensation expense do not match the $75,000 value of the deferred share units to be awarded under the Deferred Share Plan for Outside Directors.  Mr. Knowlton was awarded a  prorated annual grant of deferred share units with a grant date fair value of $43,750  For purposes of accounting for the compensation expense of the grants, the number of deferred share units is determined by using a five day average value as specified in the plan.  Our compensation expense is then determined for these awards by multiplying the number of deferred share units granted by the closing price of a share of our common stock on the date of grant.  We now expense the grants of deferred share units on the date of grant.

(3)    Jeffrey Noddle and Robert F. Sharpe, Jr. elected to defer 100% of their annual retainer under the Ameriprise Deferred Compensation Plan for Outside Directors. In lieu of cash, they each received an aggregate total of 1,637.016 deferred share units in their accounts under the plan upon their deferral. The chart below shows the source and total deferred share units (including reinvested dividends) held by each director as of December 31, 2006:

DSU Balances as of 12/31/2005			DSUs Credited During 2006			DSU Balances as of 12/31/2006
Annual Equity Grant	Retainer Deferral	Total DSUs	Annual Equity Grant	Retainer Deferral	Total DSUs	Annual Equity Grant	Retainer Deferral	Total DSUs

Ira D. Hall	2,222.106	—	2,222.106	1,620.098	—	1,620.098	3,842.204	—	3,842.204
Warren D. Knowlton	—	—	—	861.663	—	861.663	861.663	—	861.663
W. Walker Lewis	2,222.106	—	2,222.106	1,620.098	—	1,620.098	3,842.204	—	3,842.204
Siri S. Marshall	2,222.106	—	2,222.106	1,620.098	—	1,620.098	3,842.204	—	3,842.204
Jeffrey Noddle	2,222.106	—	2,222.106	1,620.098	1,637.016	3,257.114	3,842.204	1,637.016	5,479.220
Richard F. Powers III	2,222.106	—	2,222.106	1,620.098	—	1,620.098	3,842.204	—	3,842.204
H. Jay Sarles	2,222.106	—	2,222.106	1,620.098	—	1,620.098	3,842.204	—	3,842.204
Robert F. Sharpe, Jr.	2,222.106	—	2,222.106	1,620.098	1,637.016	3,257.114	3,842.204	1,637.016	5,479.220
William H. Turner	2,222.106	—	2,222.106	1,620.098	—	1,620.098	3,842.204	—	3,842.204

                           In addition to the annual award of deferred share units with a grant date fair value of $75,000, and Mr. Knowlton’s prorated annual award with a grant date fair value of $43,750, deemed dividends were paid and reinvested in additional deferred share units at the same rate as those paid on a share of the Company’s common stock.

(4)             This column includes $5,000 matching charitable donations made by Ameriprise to a qualifying charitable organization under the Ameriprise Financial Gift Matching Program on behalf of Ms. Marshall and Messrs. Noddle, Sarles, and Sharpe. This column also discloses the dollar amount of deemed dividends on deferred share units that we expensed during 2006, rounded to the nearest dollar.

Mr. Cracchiolo does not receive any additional compensation for his service as a director. This compensation package was originally approved by our Board of Directors in September 2005 based on a compensation analysis and report prepared by the nationally recognized consulting firm of Frederic W. Cook & Co., Inc. That firm analyzed director compensation using a peer group of 18 companies similar in size to Ameriprise in the financial services and insurance industries. The report also analyzed the total compensation value and mix of cash and equity received by outside directors in the peer group.

The report also reviewed general industry trends in the compensation of outside directors at public companies, such as:  increased demands on directors’ time caused by new legal, regulatory, and exchange listing requirements; a reduction in the pool of qualified candidates, caused in part by tightened independence rules, higher levels of skills or qualifications required to serve in certain roles; evolving corporate governance best practices that limit the number of boards on which one person can serve; and additional retainers for the chairmen of board committees.

Our outside directors do not receive stock options, restricted stock awards, or meeting fees.  They receive occasional perquisites or personal benefits of reasonable value, such as commemorative items in connection with their Board service, welcoming gifts at Board events, and recreational or other services and amenities when attending Board retreats. We reimburse our outside directors for their reasonable travel, lodging, and other expenses when attending Board, committee, or annual shareholder meetings.

We believe that each outside director should have a substantial personal financial stake in the Company. This is reflected in the mix of cash and equity in our directors’ compensation package. A director is expected to have an equity holding in the Company with a market value of $375,000 upon attainment. Deferred share units held count toward this goal. Directors are expected to attain this ownership level within five years of joining the Board.

The Board’s Nominating and Governance Committee is responsible for oversight of the compensation and benefits paid to our outside directors. The committee will review the appropriateness of the outside directors’ compensation package regularly with the help of an outside consultant. The committee will recommend any proposed changes to the compensation package to the Board for consideration and approval.

In order to help you better understand the dollar amounts disclosed in the table at the top of page 14, we’ve provided the table on page 16 breaking out the elements of our outside directors’ compensation package.

Board of Directors Compensation Program

Compensation Element	Value	Provisions
Annual Cash Retainer	$75,000	• Retainer is set at a level that recognizes the lack of meeting fees
		• Paid quarterly, at the start of each quarter
Annual Cash Retainer for Committee Chairmen
• Audit	$12,500	• Paid quarterly, at the start of each quarter
• Compensation and Benefits	$7,500	• Paid quarterly, at the start of each quarter
• Nominating and Governance	$5,000	• Paid quarterly, at the start of each quarter
Annual Equity Grant	$75,000	• Please see table on page 17 for details
Charitable Gift Matching Program	Up to $5,000 per year	• Dollar for dollar match on gifts to qualifying charities • Directors participate in our charitable matching gift program on the same terms and conditions as our employees

All of our outside directors participate in the Ameriprise Financial Deferred Share Plan For Outside Directors. Each outside director receives an annual grant of deferred share units following the annual meeting of shareholders. A deferred share unit is a phantom share of our common stock that tracks the value of our common stock. A deferred share unit receives deemed dividends in the same amount paid on a share of our common stock, but it has no voting rights.

Outside directors may also choose to defer part or all of their annual cash retainer and any committee chairman’s retainer under the plan. This deferral feature is voluntary and currently two of our directors, Messrs. Noddle and Sharpe, have elected to defer 100% of their cash retainers into deferred share units.

The table below summarizes the material terms of the annual grant and elective retainer deferral features of the outside directors deferred share plan.

FEATURE	ANNUAL GRANT	ELECTIVE RETAINER DEFERRAL
Amount

Equal to the dollar value of the annual cash retainer, which is currently $75,000

Outside directors whose first term is less than one year long will receive a pro-rata grant based on their length of service between their appointment to the Board and the next annual meeting of shareholders

Before the beginning of each calendar year, a director may elect to defer up to 100% of the annual cash retainer and any committee chairman’s retainer, in 25% increments
Investment options	Only investment option is deferred share units, credited to a separate annual equity grant deferred share unit account

Director may choose to invest deferred amounts in one or both of these options: Ameriprise deferred share units or a cash account that receives a market rate of interest, credited on the last day of each month

Number of deferred share units credited

The number of deferred share units is determined by dividing the dollar amount awarded by the average closing price of a share of our common stock for the five trading days following the date of our annual shareholders meeting, or the five trading days following the appointment date of a director who joins the Board after the date of the most recent annual meeting

Number of units credited is determined by dividing the quarterly deferral amount by the average closing price of a share of our common stock for the five trading days following the public release of our earnings results for that quarter

Dividend equivalent reinvestment

Account is credited with additional deferred share units on each dividend payment date for our common stock

Number of additional units is calculated by first multiplying the number of units held on the dividend record date by the dividend payable on a share of our common stock; that number is then divided by the average of the high and low prices of a share of our common stock on the dividend payment date

Deemed dividends on deferred share units are reinvested in the same manner used for the annual equity grant account
Investment transfers	N/A

A director can transfer amounts from the cash investment account to the deferred share unit account each quarter, after being pre-cleared by our corporate secretary

A director is not permitted to transfer amounts from the deferred share unit account to the cash account

Distribution	Single payment in shares of our common stock following the director’s end of service

A director makes a distribution election at the same time he or she makes a deferral election, and that election applies to that year’s deferrals. A director makes a new distribution election each year.

A director has three distribution choices:

Lump sum on March 31 of a specified year

Lump sum following the director’s end of service

Up to five annual installments following the director’s end of service

Deferred share units will be distributed in shares of our common stock and the cash account will be distributed in cash

Change in control	Upon a change in control, entire account will be distributed in shares of our common stock	Upon a change in control, all amounts held in either account will be distributed as explained immediately above

OWNERSHIP OF OUR COMMON SHARES

The table below shows how many Ameriprise common shares certain individuals and entities beneficially owned on February 28, 2007. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors; (3) the five executive officers named in the compensation tables included in subsequent sections of this proxy statement; and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has or shares voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

The column captioned “Deferred Share Units” shows DSUs owned by non-management directors through the Outside Directors Deferred Share Plan and phantom units owned by the executive officers under the Company’s Supplemental Retirement Plan. The information in this column is not required by the rules of the Securities and Exchange Commission because these units carry no voting rights and will be settled in shares of common stock that the recipient does not have the right to acquire within 60 days of February 28, 2007. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

Name	Number of Shares Owned(3)(4)		Right to Acquire(5)	Percent of Class(%)	Deferred Share Units
Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101 Tucson, AZ 85706	21,755,024	(1)	—	9.2%	—
FMR Corp. and Edward C. Johnson III 82 Devonshire Street Boston, MA 02109	17,585,390	(2)	—	7.4%	—
Ira D. Hall	500		—	*	3,849
Warren D. Knowlton	1,000				863
W. Walker Lewis	1,895		—	*	3,849
Siri S. Marshall	500		—	*	3,849
Jeffrey Noddle	500		—	*	5,811
Richard F. Powers III	500		—	*	3,849
H. Jay Sarles	2,009		—	*	3,849
Robert F. Sharpe, Jr.	3,000		—	*	5,811
William H. Turner	4,080	(6)	—	*	3,849
James M. Cracchiolo	207,722		798,079	*	281
Walter S. Berman	35,556		86,976	*	68
William F. Truscott	48,836		180,465	*	109
Glen Salow	58,008		480,688	*	120
Brian M. Heath	28,941		146,166	*	44
All current directors and executive officers (22 individuals)	494,984		2,183,210	1.1%	36,408

*                    Less than 1%.

(1)   Based on information contained in a report on Schedule 13G that Davis Selected Advisers, L.P. filed with the Securities and Exchange Commission on January 11, 2007, which contained information as of December 31, 2006.

(2)          Based on information contained in a report on Schedule 13G that FMR Corp. and Edward C. Johnson III filed with the Securities and Exchange Commission on February 14, 2007, which contained information as of December 31, 2006. By virtue of their ownership and/or control of FMR Corp. subsidiaries or other affiliated companies which provide investment advisory and/or management services to funds or other accounts which own the shares listed in the table, each of FMR Corp. and Edward C. Johnson III may be considered the beneficial owner of, and having sole dispositive power over, all the shares listed in the table. FMR Corp. has sole voting power over 1,510,913 shares and shared voting power over none; Edward C. Johnson III has sole voting power over 708,339 shares and shared voting power over none.

(3)          This column includes shares held in employee benefit plan accounts on February 28, 2007, as follows:

Name	Number of Shares in Plan Accounts
James M. Cracchiolo	1,039
Walter S. Berman	108
William F. Truscott	69
Glen Salow	127
Brian M. Heath	147
All executive officers	3,886

(4)          Certain executive officers hold restricted shares that we include in this column. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years. The individuals in the table hold the following number of restricted shares:

Name	Number of Restricted Shares
James M. Cracchiolo	168,895
Walter S. Berman	31,555
William F. Truscott	29,492
Glen Salow	34,701
Brian M. Heath	19,258
All executive officers	370,247

(5)          These are shares that the named individuals have the right to acquire or will within 60 days have the right to acquire, upon the exercise of stock options that they hold.

(6)          Includes 80 shares held indirectly in the William H. Turner IRA.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1—Election of Directors

Our Board of Directors currently has ten members divided into three classes of nearly equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. If, during the year, a director resigns or retires, the Board of Directors, upon the recommendation from the Nominating and Governance Committee, may elect another director as a replacement. The Board may add new members during the year based on a number of factors, such as the size of the Board and the Board’s desire to add fresh perspectives or expertise.

At this year’s annual meeting, the terms of our Class II directors will expire. James M. Cracchiolo, Warren D. Knowlton, H. Jay Sarles, and Robert F. Sharpe, Jr., who currently serve as Class II directors, have been nominated for reelection to the Board to serve until the 2010 annual meeting or until their successors are elected and qualified. Mr. Knowlton was recommended to the Nominating and Governance Committee as a nominee for director by a non-management director and was first elected to the Board on September 28, 2006. Each of the nominees has agreed to serve as a director if elected. Proxies may not be voted for more than four directors.

The Board has appointed Walter S. Berman, John C. Junek, and Thomas R. Moore as proxies who will vote your shares on your behalf. Their names appear on the proxy card. Proxies will be voted FOR the election of each of the four nominees unless you indicate on the proxy card or voting instructions that you vote “Against”, or “Abstain” from voting with respect to, any or all of the nominees. The telephone and Internet voting procedures will include instructions on how to abstain from voting with respect to any or all nominees. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person nominated by the Nominating and Governance Committee. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class II directors.

We currently expect that the election of directors will be uncontested and therefore the four nominees for director will be subject to a majority voting standard, as explained in more detail on page 3.

The Board of Directors recommends a vote FOR the election of the four director nominees. Proxies will be voted FOR the election of the four nominees unless otherwise specified.

The nominees for election as director and the directors whose terms of office will continue after the meeting have provided the following information about themselves.

CLASS I DIRECTORS—TERMS ENDING IN 2009

Ira D. Hall:   Age 62, director since September 30, 2005. From 2002 until his retirement in late 2004, Mr. Hall served as President and Chief Executive Officer of Utendahl Capital Management, L.P. From 1998 until 2001, he held leadership roles at Texaco Inc., serving as Treasurer and General Manager of Alliance Management. Prior thereto, he held leadership roles at IBM Corporation and L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Hall also is a member of the boards of directors of The Pepsi Bottling Group, Inc., and Praxair, Inc.

Jeffrey Noddle:   Age 60, director since September 30, 2005. Mr. Noddle has served as the President and Chief Executive Officer of SUPERVALU INC. since 2001, and as Chairman of its board of directors since 2002. Prior to his present position, Mr. Noddle held a number of other leadership positions at SUPERVALU, including President and Chief Operating Officer from 2000 to 2001, Corporate Executive Vice President and President and Chief Operating Officer of SUPERVALU’s distribution food companies, Corporate Vice President, Merchandising and President of the company’s Fargo and former Miami divisions. Mr. Noddle serves as Chairman of the board of directors of The Food Marketing Institute. In addition, he serves as a member of the boards of directors of Donaldson Company, Inc., the Independent Grocers Alliance, Inc. (IGA), The Food Industry Center at the University of Minnesota and the Academy of Food Marketing at Saint Joseph’s University.

Richard F. Powers III:   Age 61, director since September 30, 2005. Mr. Powers is retired, having most recently served as an Advisory Director of Morgan Stanley beginning in 2003 and a Trustee of the Van Kampen Funds since 1998. From 2001 to 2002, Mr. Powers was President of the Morgan Stanley Investment Management Client Group, and concurrently served as President and Chief Executive Officer of Van Kampen Investments Inc., a position he held beginning in 1998. Prior to that, he was Executive Vice President and Director of Marketing for the Morgan Stanley Dean Witter brokerage business. Mr. Powers is a member of the board of trustees of Boston College. His past board service includes Dean Witter, Inc., Dean Witter Financial Services Group, Dean Witter Realty Corp., and Nations Securities.

CLASS II DIRECTORS—NOMINEES FOR TERMS ENDING IN 2010

James M. Cracchiolo:   Age 48, Chairman and Chief Executive Officer of the Company since September 30, 2005. Prior to our spin-off from the American Express Company, Mr. Cracchiolo was Chairman and Chief Executive Officer of American Express Financial Corporation, which was the previous name of our company, since March 2001; President and Chief Executive Officer of American Express Financial Corporation since November 2000; and Group President, Global Financial Services of American Express since June 2000. He served as Chairman of American Express Bank Ltd. from September 2000 until April 2005 and served as President and Chief Executive Officer of Travel Related Services International from May 1998 through July 2003. Mr. Cracchiolo joined American Express in 1982. He is also currently on the board of advisors of the March of Dimes.

Warren D. Knowlton:   Age 60, director since September 28, 2006. Mr. Knowlton currently is the Chief Executive Officer and board member of Graham Packaging Company, L.P., a leading international supplier of plastic food and beverage containers. Until mid-2006, Mr. Knowlton was the chief executive officer and board member of The Morgan Crucible Company plc, a U.K.-based building materials company with global operations. Prior to joining The Morgan Crucible Company plc, he held senior leadership positions with Pilkington plc and Owens Corning in both the U.S. and international markets. Mr. Knowlton has been a director on the Smith & Nephew PLC board since 2000, serving as chairman of the global medical technology company’s audit committee since 2001, and has been a director of Filtrona plc, an international speciality plastic and fibre products supplier, since 2006.

H. Jay Sarles:   Age 62, director since September 30, 2005. Mr. Sarles is retired having most recently served as Vice Chairman of Bank of America Corporation. Prior to that, he served as Vice Chairman and Chief Administrative Officer of FleetBoston Financial with responsibility for administrative functions, technology and operations, treasury services, corporate strategy and mergers and acquisitions. During his 37 years at Fleet, Mr. Sarles oversaw virtually all of Fleet’s businesses at one time or another, including, most recently, the company’s wholesale banking businesses. These included commercial finance, real estate finance, capital markets, global services, industry banking, middle market and large corporate lending, small business services and investment banking businesses. Mr. Sarles also is a member of the boards of directors of AvalonBay Communities, Inc., Carlyle Capital Corporation Limited, Dental Service of Massachusetts, Inc., DentaQuest Ventures, Inc., MBNA Europe Bank Limited, an indirect subsidiary of Bank of America Corporation and is a trustee of Mount Holyoke College.

Robert F. Sharpe, Jr.:   Age 55, director since September 30, 2005. He was appointed Executive Vice President—Legal and External Affairs of ConAgra Foods, Inc. in early 2006 and joined ConAgra in November 2005. From 2002 until joining ConAgra, Mr. Sharpe was a partner at the Brunswick Group LLC, an international financial public relations firm. Prior thereto, he served as Senior Vice President, Public Affairs, Secretary and General Counsel for PepsiCo, Inc. from 1998 to 2002 . Previously, Mr. Sharpe was Senior Vice President and General Counsel for RJR Nabisco, Inc.

CLASS III DIRECTORS—TERMS ENDING IN 2008

W. Walker Lewis:   Age 62, director since September 30, 2005. Mr. Lewis currently serves as Chairman of Devon Value Advisers, a financial consulting and investment banking firm which he founded in 1997. Prior thereto, he served as a Managing Director of Kidder Peabody, where he was a member of the firm’s management committee. From 1991 to 1993, Mr. Lewis was President of Avon Products Inc., North America and a member of the Office of the Chairman of Avon Incorporated.

Siri S. Marshall:   Age 58, director since September 30, 2005. Ms. Marshall currently serves as Senior Vice President, General Counsel and Secretary and Chief Governance and Compliance Officer at General Mills, Inc. In addition, Ms. Marshall managed General Mills’ Tax function from 1994 to 1999 and its Corporate Affairs group from 1999 to 2005. Prior to joining General Mills in 1994, Ms. Marshall was Senior Vice President, General Counsel and Secretary of Avon Products, Inc. Ms. Marshall also is a director of Equifax, Inc., a director of the International Institute for Conflict Prevention and Resolution and a Trustee of the Minneapolis Institute of Arts and the General Mills Foundation. She has served as a director of NovaCare, Inc., Jafra Cosmetics International, Snack Ventures Europe, the American Arbitration Association and the Yale Law School Fund. She has also served as a member of The New York Stock Exchange Legal Advisory Committee and the Bank of America Midwest Advisory Council.

William H. Turner:   Age 66, director since September 30, 2005. Mr. Turner is currently Dean of the College of Business at Stony Brook University. Previously, he was Senior Partner at Summus Limited. Prior thereto, Mr. Turner was President and Chief Executive Officer of PNC Bank, New Jersey from 1997 to 2000 and Chairman of PNC Bank, N.A., New Jersey and Northeast Region from 2000 until his retirement in 2002. Before joining PNC, Mr. Turner was President and Co-Chief Executive Officer at Franklin Electronic Publishers, Inc. and Vice Chairman of Chemical Banking Corporation, which merged with The Chase Manhattan Corporation in 1995. Mr. Turner also is a member of the boards of directors of Franklin Electronic Publishers, Inc., Standard Motor Products, Inc., Volt Information Sciences, Inc. and New Jersey Resources, Inc.

Item 2—Proposal to Approve the Amended and Restated Ameriprise Financial 2005 Incentive Compensation Plan

The Board is asking shareholders to approve the amended and restated Ameriprise Financial 2005 Incentive Compensation Plan (the “Plan”), which provides for the grant of cash and equity incentive awards to directors, employees and consultants of the Company. Specifically, we are seeking shareholder approval so that grants of performance-based compensation under the Plan may be fully deductible under 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby preserving the Company’s deduction for such compensation.

The Board believes that the approval of the Plan by the shareholders will allow for the Company’s continued ability to attract, motivate and retain experienced and highly qualified employees and will have a direct impact on the future success and profitability of the Company. The Board further believes that equity ownership attracts talented individuals to the Company and fosters a partnership culture within the Company that motivates employees and other participants to think and act like owners through a focus on shareholder value creation and the long-term success of the Company.

The Plan was originally adopted on September 30, 2005 by the Company’s sole shareholder, American Express Company (“American Express”), in connection with the spin-off of the Company. In addition to the ability to grant new awards, the Plan allowed for the grant of awards to employees of the Company to replace original nonvested American Express awards that needed to be substituted due to the spin-off. In order to ensure that the terms of such substitute awards closely matched the terms of the original awards, the Plan as originally adopted mirrored many of the provisions of American Express’s long-term incentive award plan.

Since that time, the Company has reevaluated the Plan in light of its own needs as a new public company and changes in industry best practices. On February 22, 2007, the Board, subject to shareholder approval, amended and restated the Plan and directed that the amended and restated Plan be submitted to shareholders for their approval at the 2007 Annual Meeting. The following are some of the key amendments made to the Plan.

Limitation on Available Shares

Eliminate the ability to add back: (i) shares repurchased by the Company with the cash proceeds from the exercise of stock options; (ii) shares withheld or tendered to pay the exercise price of an award; and (iii) shares withheld or tendered to satisfy tax withholding obligations.

Limitation on Full-Value Awards	Add an aggregate limit on full-value awards issued in the future under the Plan of 4,400,000 shares.
Express Prohibition Against Repricing

Although the Company has always had a policy prohibiting the repricing of options, the amendments add an express prohibition against repricing of stock options and stock appreciation rights, and against the exchanges of options for cash or other awards, without shareholder approval.

Option and SAR Price Limitations

The Plan already provided that the exercise price of stock options issued under the Plan could not be less than the fair market value of shares on the date of grant. The amendments add a requirement that the strike price of stock appreciation rights issued under the Plan may not be less than the fair market value of shares on the date of grant.

Minimum Vesting Period	Add a minimum vesting requirement of three years for time-based stock awards, one year for performance-based stock awards, and one year for options and stock appreciation rights.

The Board believes that the amendments made to the Plan are in the best interest of shareholders in that they align the Plan with governance and compensation best practices and maximize the tax deductibility of certain awards.

Summary of the Material Features of the Plan

The full text of the Plan is attached to this Proxy Statement as Exhibit A. The principal features of the Plan are described below, but the description is qualified in its entirety by reference to the text of the Plan.

Purpose

The Plan is intended to promote the interests of the Company and its shareholders by providing those employees, directors and independent contractors of the Company who are largely responsible for the management, growth and protection of the business of the Company with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intention by providing such eligible persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Administration of the Plan

The Plan is administered by the Compensation and Benefits Committee of the Board (the “Committee”), which consists exclusively of directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) an “outside director” within the meaning of Section 162(m) of the Code, and (c) an “independent director” for purpose of the New York Stock Exchange (NYSE) corporate governance listing standards.

The Committee determines which employees and independent contractors should be granted awards pursuant to the Plan, the type of awards to be granted and the terms of such awards. Only the Board may grant awards under the Plan to non-employee directors of the Company. Subject to the terms and limitations of the Plan, the Committee has full discretion in the administration of the Plan, including the interpretation and construction of any and all Plan provisions, and the amendment, from time to time, of rules and regulations for the administration of the Plan.

Notwithstanding the Committee’s broad authority under the Plan, the Committee generally may not reprice, adjust or amend the exercise price of outstanding stock options or the strike price of outstanding stock appreciation rights, whether through amendment, cancellation and replacement grant, or any other means, nor permit the exchange of an outstanding option for cash or another award, unless such action is approved by the Company’s shareholders. In addition, certain amendments to the Plan require shareholder approval, as described below.

To the extent not inconsistent with applicable law, including Section 162(m) of the Code, and the rules and regulations of the NYSE, the Committee may delegate its authority under the Plan to one or more of its members or certain executive officers of the Company.

Eligible Participants

Employees, non-employee directors and independent contractors of the Company are eligible to receive awards pursuant to the Plan. Such persons include key employees who are responsible for the management, growth, and protection of the business of the Company. Under the current eligibility guidelines established by the Committee, approximately 1,500 persons are eligible to receive awards under the Plan.

Types of Awards

Generally, the Plan allows for the grant of any of the following forms of awards:  (a) stock options, (b) stock appreciation rights, (c) restricted stock, restricted stock units and other share-based awards, (d) performance awards, and (e) qualifying awards. Rights to dividends or dividend equivalents may be granted in connection with awards other than stock options and stock appreciation rights. Awards may be granted to participants who are foreign nationals or employed outside the United States on such terms and conditions different from those applicable to awards granted to participants in the United States which may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.

Available Shares

Subject to certain anti-dilution adjustments described below, the maximum number of shares or options to purchase shares of Common Stock that may be issued under the Plan is 37,900,000, which is the same number originally approved for the Plan on September 30, 2005. Of such total, no more than 4,400,000 shares may be issued in the future for what are referred to as “full value” awards which are Plan awards other than stock options or stock appreciation rights.

For purposes of counting the number of shares issued against the Plan authorization, awards denominated solely in shares (such as stock options, stock appreciation rights and restricted stock) and other awards that may be exercised for or convertible into shares will be counted against the Plan authorization on the date of grant of the award based on the maximum number of shares underlying the award, and awards denominated in other than shares that are not exercisable for or convertible into shares will be counted based on the number of shares issued.

If any shares subject to an award are forfeited, expire or otherwise terminate without issuance of such shares, or any award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on payment in shares on exercise of a stock appreciation right), such shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan. For the avoidance of doubt, in the event that (i) any stock option or other award granted under the Plan is exercised through the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, or (ii) withholding tax liabilities arising from such stock option or other award are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the shares so tendered or withheld shall not become available for issuance under the Plan.

Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines, shall not reduce the shares authorized for grant under the Plan or authorized for grant to a participant in any calendar year.

Shares that may be issued under the Plan may be authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

As of December 31, 2006, 21,588,398 shares have been issued pursuant to the Plan, of which 9,462,770 shares were issued as substitute awards in connection with the spin-off of the Company from American Express. Of the total shares issued, 17,974,195 shares are subject to outstanding awards, including stock options covering a total of 12,819,891 shares having a weighted average exercise price of $34.34 per share and a weighted average remaining term of 8.1 years. There are 17,832,395 shares that remain available for issuance.

Annual Award Limits per Participant

The maximum number of shares of Common Stock that can be issued to any single participant under the Plan in any one calendar year for all Qualifying Awards (as defined below) is 3,000,000 shares. Further, the amount payable in cash to any participant under the Plan for any calendar year for all Qualifying Awards under the Plan will not exceed $25,000,000.

Stock Options

A stock option provides for the right to purchase a specified number of shares at a specified price per share (the “exercise price”). Generally, the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date on which the stock option is granted. The fair market value of a share on the date of grant is determined by the closing share price on such date. A stock option may be either an incentive stock option, which qualifies for special tax treatment, or a nonqualified stock option.

Generally, no stock option may be exercisable after the expiration of ten years from the date such option is granted, or upon the expiration of such earlier date as the agreement granting such option provides. Subject to certain exceptions (e.g., substitute awards issued in connection with a corporate acquisition by the Company, awards granted to a person newly hired or retained to perform services for the Company, awards granted in connection with the promotion of an employee, or the death, disability, retirement or other termination of a participant, or the occurrence of a corporate transaction such as a change in control of the Company (each, a “Defined Event”)), stock options must have a vesting period of at least one year.

As permitted by the Committee, payment of the exercise price may be made in cash, by tendering previously acquired shares (valued at their then fair market value), by means of a broker-assisted sale program, or by withholding shares otherwise issuable in connection with the exercise of the stock option.

Stock Appreciation Rights

A stock appreciation right is a right to receive the fair market value of a specified number of shares less a specified price per share (the “strike price”). Generally, the strike price may not be less than 100% of the fair market value of a share of Common Stock on the date on which the stock appreciation right is granted. The fair market value of a share on the date of grant is determined by the closing share price on such date. Stock appreciation rights may be granted alone or in conjunction with a stock option, performance award or other award under the Plan. Stock appreciation rights may be paid by the Company in cash, shares or other property, or any combination thereof.

Generally, no stock appreciation right may be exercisable after the expiration of ten years from the date such stock appreciation right is granted, or upon the expiration of such earlier date as the agreement granting such stock appreciation right provides. Subject to certain exceptions (such as Defined Events), stock appreciation rights must have a vesting period of at least one year.

Restricted Stock, Restricted Stock Units and Other Share-Based Awards

Restricted stock awards are shares of Common Stock that are subject to forfeiture during a vesting period, and restricted stock units and other share-based awards are awards that are valued by reference to shares of Common Stock. Restricted stock units and other share-based awards may be paid by the Company in cash, shares or other property, or any combination thereof.

The Committee may grant restricted stock, restricted stock units and other share-based awards under the Plan to participants, either alone or in addition to other awards granted under the Plan. In addition, restricted stock, restricted stock units and other share-based awards are available as a form of payment of performance awards and other earned cash-based incentive compensation.

Generally, restricted stock, restricted stock units and other share-based awards must have a minimum vesting period of three years from the date of grant (but permitting pro rata vesting over such time) except for (a) Defined Events, (b) grants made in the form of performance awards, in which case the minimum vesting period shall be one year, (c) grants made in payment of performance awards and other earned cash-based incentive compensation, (d) grants made solely in lieu of the cash payment of the employee portion of deferred compensation and the earnings thereon, or (e) grants not in excess of a combined aggregate total of 5% of the limit on the number of shares available for full value awards under the Plan.

Unless otherwise provided in an applicable award agreement, beginning on the date of grant of an award of restricted stock, the participant shall become a shareholder of the Company with respect to all shares subject to the award and shall have all of the rights of a shareholder, including the right to vote such shares and the right to receive distributions made with respect to such shares. A participant receiving an award of restricted stock units or other share-based award shall not possess voting rights with respect to such award.

Performance Awards

Performance awards are awards that are valued based on the achievement of specified performance objectives during a specified performance period. Performance awards may be paid by the Company in cash, shares or other property, or any combination thereof. Subject to certain exceptions (such as Defined Events), performance awards must have a performance period of at least one year.

Qualifying Awards

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. The covered employees of a company are its CEO and its four other most highly compensated executive officers as of the most recent fiscal year end.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and the Plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant. The Plan complies with these requirements so that the compensation attributable to stock options issued under the Plan will qualify as exempt performance-based compensation for purposes of Section 162(m) of the Code.

Furthermore, other awards qualify as performance-based compensation if (a) the award is granted by a compensation committee comprised solely of “outside directors,” (b) the compensation may be paid solely on account of the attainment of one or more pre-established, objective performance goals, (c) the material terms of the performance goals must have been previously approved by the shareholders of the Company, and (d) prior to payment of the award, the compensation committee certifies that the performance goals were in fact satisfied.

The Company may grant performance awards under the Plan that qualify as “performance-based compensation” for purposes of Section 162(m) (“Qualifying Awards”), thereby preserving any available corporate compensation deductions attributable to such awards. To qualify for such exemption, performance awards must relate to one or more of the following performance criteria:  (i) net income or operating net income; (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (iii) revenue or net sales; (iv) gross profit or operating gross profit; (v) cash flow; (vi) productivity or efficiency ratios; (vii) share price or total shareholder return; (viii) earnings per share; (ix) budget and expense management; (x) customer and product measures, including market share, high value client growth, and customer growth; (xi) working capital turnover and targets; (xii) margins; and (xiii) economic or other value added measurements. In addition, performance goals may be based on Company, business unit or participant performance.

The Committee has the discretion to reduce, but not to increase, the payment of a Qualifying Award.

Transferability

A participant’s rights in an award granted under the Plan may only be assigned or transferred in the event of death.

Tax Withholding

The exercise or payment of awards and the issuance of shares under the Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state, local or foreign income or other taxes. The Committee may permit a participant to pay taxes required to be withheld with respect to an award in any appropriate manner, including, without limitation, by the surrender to the Company of shares of Common Stock owned by such person, or settled with shares of Common Stock that are part of the award giving rise to the tax withholding liability.

Anti-Dilution Adjustment

If the outstanding shares of Common Stock are changed by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the Committee will direct that appropriate changes be made in the maximum number or kind of securities that may be issued under the Plan and in the terms of certain outstanding awards, including the number of shares or securities subject to awards and the exercise price or other stock price or share-related provisions of awards.

Plan Term

The Plan became effective on September 30, 2005. The Plan as amended and restated will become effective upon its approval by the shareholders of the Company. No grants of awards may be made under the Plan after September 30, 2015.

Plan Amendment

The Plan may be amended in whole or in part at any time and from time to time by the Board; provided, however, that no amendment may be made without shareholder approval if such amendment would (a) increase the number of shares of Common Stock available for grant under the Plan, (b) decrease the minimum stock option exercise price or stock appreciation right strike price, (c) reduce the minimum vesting or performance periods under the Plan for awards, (d) change the aggregate or annual award limits, or (e) amend or repeal the prohibitions against repricing or exchange of awards.

New Plan Benefits

The benefits to be received by participants and the number of shares to be granted under the Plan cannot be determined at this time since the amount and form of grants to be made in any year is to be determined at the discretion of the Committee. The Committee did, however, approve the awards set forth in the Grants of Plan-Based Awards Table set forth on page 53 in this Proxy Statement under the Plan as originally approved on September 30, 2005. These awards may be considered representative of the awards that would have been made had the Plan, as amended and restated, been in effect at the time.

Stock Price

The closing market price of a share of Common Stock reported on the New York Stock Exchange on March 5, 2007, was $55.89 per share.

Certain Federal Income Tax Consequences of Plan Awards

The following discussion is intended to provide only a general outline of the federal income tax consequences of participation in the Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes.

Incentive Stock Options

A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the Plan or upon the exercise of such option by the participant. Upon disposition of the shares after expiration of the statutory holding period, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding period. Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding period (a “disqualifying disposition”), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code) at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

Nonqualified Stock Options

A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any nonqualified stock option is granted under the Plan. When a participant exercises a nonqualified stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction (subject to applicable tax laws, including Section 162(m) of the Code), equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

Stock Appreciation Rights

A participant will not realize income upon the grant of a stock appreciation right. Upon exercise, the participant will realize ordinary income and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) in amount equal to the cash received plus the fair market value (on the date received) of any shares of Common Stock or other property received.

Restricted and Unrestricted Stock

Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) a participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code) when the restrictions have been removed or expire, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

Performance Awards

Generally, a participant will realize ordinary income, and the Company will be entitled to a corresponding deduction (subject to applicable tax laws, including Section 162(m) of the Code), when cash, shares of Common Stock, or a combination of cash and shares are delivered to the participant in settlement of a performance award or certain other stock-based awards. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date they are received.

Accordingly, the Board of Directors recommends a vote “FOR” the approval of the Amended and Restated Ameriprise Financial 2005 Incentive Compensation Plan (Effective April 25, 2007).

If the shareholders fail to approve the Plan, the proposed amendments to the Plan will not become effective and any awards made under the Plan thereafter may not qualify for the exemption from the limitation on deductible compensation under Section 162(m) of the Code. In addition, disapproval will have no effect on awards made prior to the annual meeting of shareholders, which awards will remain outstanding.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 with respect to compensation plans under which our common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	12,819,891	$ 34.34	17,832,395
Equity compensation plans not approved by security holders(2)	1,067,619	N/A	1,432,381
Total	13,887,510	34.34	19,264,776

(1)   Reflects the Ameriprise Financial 2005 Incentive Compensation Plan previously approved by American Express Company, our former sole stockholder, in connection with our spin-off from its ownership.

(2)   The only equity compensation plan not approved by American Express Company in connection with the spin-off or otherwise by shareholders pursuant to which equity securities are outstanding or remaining available for grant as reflected in the table above is our Deferred Equity Program for Independent Financial Advisors (“P2 Deferral Plan”). The P2 Deferral Plan provides for the issuance of common shares only to our independent branded advisors (“P2 Advisors”). Issuances may be made (i) to an eligible P2 Advisor in respect of deferrals of compensation elected by the P2 Advisor, which elections are subject to qualification based on certain financial planning revenues earned by the P2 Advisor and are also subject to certain minimum and maximum limits, and (ii) to certain P2 Advisors who were affiliated with our company on December 31, 2005 as a retention incentive in connection with the spin-off from American Express Company. The P2 Deferral Plan and the issuance of common shares under the P2 Deferral Plan is determined and administered by the Compensation and Benefits Committee of our Board of Directors (“CBC”) or such other committee as the Board or the CBC may designate (“Committee”). The Committee determines all terms by which deferrals may be made or shares of common stock may be issued under the P2 Deferral Plan, including such terms as the threshold performance levels that a P2 Advisor must meet in order to make deferrals under the P2 Deferral Plan and the vesting in account balances. Vesting of P2 Deferral Plan interests accelerate immediately upon a “Change in Control,” as defined in the P2 Deferral Plan. The P2 Deferral Plan is not anticipated to terminate at any specific future date, although the Board may terminate or amend the P2 Deferral Plan at any time so long as no such amendment or termination adversely affects any P2 Deferral Plan interests then outstanding. This summary of the P2 Deferral Plan does not purport to be complete and is qualified in its entirety by the terms of the P2 Deferral Plan, the entire text of which is filed as Exhibit 10.27 to our 2005 Annual Report on Form 10-K.

Item 3—Ratification of Audit Committee’s Selection of Independent Registered Public Accountants

On November 27, 2006, the Audit Committee of the Board of Directors selected Ernst & Young LLP as our independent registered public accounting firm for the year beginning January 1, 2007, subject to shareholder ratification at the 2007 annual meeting. The Audit Committee confirmed its decision to appoint Ernst & Young at the committee’s meeting held on February 22, 2007.

We are asking shareholders to ratify the Committee’s appointment. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider other accounting firms for 2007. The Audit Committee will be under no obligation, however, to appoint new independent auditors.

One or more representatives of Ernst & Young will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Independent Registered Public Accountant Fees

The following presents the aggregate fees billed for professional services by Ernst & Young in fiscal years 2006 and 2005 for these various services:

Description of Fees	Fiscal Year 2006 Amount	Fiscal Year 2005 Amount
Audit Fees	$11,200,000	$7,000,000
Audit-Related Fees	115,000	—
Tax Fees:	44,000	32,000
All Other Fees	—	14,000
Total	$11,359,000	$7,046,000

Audit Fees

The audit fees set forth above consist of fees for professional services during each fiscal year in connection with the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements and other attest services.

Audit-Related Fees

The audit-related fees set forth above for fiscal year 2006 consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The tax fees set forth above consist of fees for tax services during each fiscal year in connection with our overseas operations.

All Other Fees

The other fees set forth above for fiscal year 2005 were for governance education services provided to the Threadneedle audit committee.

Services to Associated Organizations

Ernst & Young also provided other services to associated organizations of the Company that were charged directly to those organizations. These amounts included $729,000 for 2006 and $830,380 for 2005, primarily for performing audits and tax compliance services to collective funds and alternative investment funds.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accountants

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of the Company’s independent registered public accountants are subject to the specific pre-approval of the Audit Committee. All audit and permitted non-audit services to be performed by the Company’s independent registered public accountants require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee. The procedures require all proposed engagements of the Company’s independent registered public accountants for services of any kind to be directed to the Company’s general auditor and then submitted for approval to the Audit Committee prior to the beginning of any services.

In 2006, 100% of the services provided by Ernst & Young for the Company and its subsidiaries were pre-approved by the Audit Committee.

The Board of Directors recommends a vote FOR the following resolution. Proxies will be voted FOR the following resolution unless otherwise specified:

RESOLVED, that the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, independent registered public accountants, to audit the accounts of the Company and its subsidiaries for 2007 is ratified.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis that follows this report. Based upon that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in this proxy statement.

MEMBERS OF THE COMMITTEE:
W. Walker Lewis, Chairman
Ira D. Hall
Warren D. Knowlton
Siri S. Marshall
Richard F. Powers III
Robert F. Sharpe, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

We had a very successful 2006, as these key accomplishments show:

•       Adjusted revenues increased 11% to $8.1 billion, compared to the full year 2005

•       Adjusted earnings increased 25% to $866 million, or $3.48 per diluted share, compared to the full year 2005

•       Adjusted return on equity finished the year at 11.8%, up from 10.2% in 2005

•       We had a successful year on several key business and customer metrics, such as growth in mass affluent and affluent clients, financial planning and advice sales, advisor productivity, growth in assets and investment performance, brand awareness results, and employee and advisor satisfaction

•       We’re on track to complete all activities required to separate from the American Express Company later this year, with the majority of the work already behind us

•       We exceeded our full year reengineering target and applied a majority of the savings to investment for long-term growth

•       Our stock price reflected our strong results, ending the year with a total return of 34.3% and outpacing the S&P 500 total return of 15.8%. The closing price of a share of our common stock on the first trading day of 2006 was $42.10; on the last trading day of 2006, the closing price was $54.50

Since our September 2005 spin-off from the American Express Company, the Compensation and Benefits Committee of our Board of Directors has been focused on designing an executive compensation program that supports our business and strategic goals and has a strong linkage to performance and shareholder interests. The program will continue to evolve and be refined in the years ahead as we continue to establish ourselves as an independent public company and complete the final stages of our separation from the American Express Company.

In this section of the proxy statement, we will describe the material elements of the executive compensation program for the executive officers identified in the Summary Compensation Table, who are called named executive officers. We will also provide an overview of our executive compensation philosophy and explain how the compensation disclosed in the tables later in this proxy statement is linked to our 2006 accomplishments and performance.

In the Compensation Discussion and Analysis, we will discuss corporate and individual performance targets and goals.  These targets and goals are disclosed in the limited context of our executive compensation program.  You should not interpret them as statements of our expectations or as any form of guidance by us.  We caution you not to apply the statements or disclosures we make in the Compensation Discussion and Analysis in any other context.

THE ROLE OF THE COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee of our Board of Directors oversees our executive compensation program. The committee operates under a written charter approved by the Board, and only independent directors are eligible to serve on the committee. You will find important information about the committee’s authority, the extent to which it may delegate its authority to other persons, and its processes and procedures in the section of this proxy statement captioned “Corporate Governance — Compensation and Benefits Committee” at pages 9-11. That section also provides additional information about the role of our executive officers in determining or recommending the amount or form of executive compensation, and the role of the compensation consultant used by the committee.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

A talented, motivated, and experienced workforce is essential to the success of any company. That is true for all employees, from senior executives to our entry level employees. Just as we compete with other companies for customers in the retail financial services marketplace, we also compete with other companies in the labor marketplace for employees with talent, knowledge, and the proven ability to produce results. The overall objective of our executive compensation program is to promote the long-term best interests of our shareholders by attracting and retaining effective, stable, and highly motivated leadership.

In order to achieve that objective, the committee has developed an executive compensation philosophy that is based on these core principles:

•       Executive officers should view their compensation as being tied to the long-term best interests of our shareholders

•       Our executive compensation program must be competitive enough to attract and retain executive officers who can achieve Ameriprise’s strategic goals and create long-term shareholder value

•       An executive officer’s compensation must be appropriate in light of his or her experience, responsibilities, and performance

•       There should be a strong linkage between the total direct compensation that an executive officer earns and the achievement of clearly stated corporate and individual performance goals. How much an executive officer earns should depend to a significant degree upon how well we and the executive officer perform against established goals that are aligned with shareholder interests.

Our executive compensation program is designed to reward the executive officer for results such as:

•       achieving business and personal goals that promote our financial success and create long-term shareholder value;

•       improving our performance on key business and customer metrics;

•       providing effective leadership; and

•       maintaining a high level of satisfaction among our employees and financial advisors.

The committee does not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. The committee believes that reducing or limiting current stock option grants, restricted stock awards or other forms of compensation because of prior gains realized by an executive officer would unfairly penalize the officer for high past performance and reduce the motivation for continued high achievement. Additionally, any employee, regardless of his or her financial situation, deserves to be paid competitively.

To help protect our competitive position, executive officers have signed agreements that include a provision that requires them to forfeit the proceeds from some or all of their long-term incentive awards received up to two years prior to the end of their employment, if they engage in conduct that is detrimental to us. Detrimental conduct includes working for certain competitors, soliciting customers or employees, and disclosing confidential information for a period of up to one year after termination of employment.

BENCHMARKING AND OUR PEER GROUP

In order to confirm that the compensation paid to our executive officers is competitive, the Compensation and Benefits Committee has developed a method for analyzing market data on compensation provided for similar executive positions. The committee regularly discusses the market data analysis and the methodology for how the analysis was done with the committee’s compensation consultant. The sources of the data used by the committee include: proxy disclosures by companies included in our peer group; specialized survey data provided by other compensation consultants for comparable industry positions; and other market information collected by the committee’s compensation consultant. The committee screens the survey data to confirm that the information is appropriate given our size and the industries where we compete for executive talent.

The committee’s analysis of the market data considers the scope, complexity, and responsibility of the Ameriprise executive position in relation to positions in the survey data. The committee does not identify a single position at another company against which to measure the competitiveness of an executive’s compensation. Rather, the aim is to arrive at a target and range of compensation for each position that would be competitive in the marketplace. For 2006, the target incentive opportunity was approximately the median of the competitive market level for total cash compensation, and between the median and the 75th percentile for long-term incentive awards. The committee exercised some judgment in interpreting the market data provided by the committee’s compensation consultant. An executive officer’s actual positioning within that range is set by the committee based on the performance factors mentioned later in our explanation of performance-based compensation.

With the help of its compensation consultant, the committee has established a peer group of companies to be used as a reference point for the market data analysis mentioned above, and also to provide some data on our performance relative to our peers. We have a unique mix of business segments: asset management; brokerage; and insurance and annuities. As a result, the committee decided to create a peer group of companies that included companies in each business segment. In selecting the companies to be included in the peer group, the committee considered the following factors, among others: industry; size; capital structure and growth; whether the company competes against us for executive talent; geographic scope; and business and financial performance.

The peer group used for 2006 compensation purposes is shown below:

• A.G. Edwards • Affiliated Managers Group • AllianceBernstein Holdings L.P. • Bear Stearns Companies Inc. • BlackRock • Eaton Vance • Franklin Resources	• Hartford Financial Services Group • Janus Capital Group • Legg Mason • Lincoln National Corp • Merrill Lynch • MetLife	• Morgan Stanley • Nationwide Financial Services • Nuveen Investments • Principal Financial Group Inc. • Prudential Financial • Raymond James Financial • Schwab (Charles) Corp.

The committee approved this peer group upon the recommendation of its compensation consultant. Before approving the peer group, the committee reviewed information confirming the relevance of the peer group companies to Ameriprise. Although no single company included in the peer group is exactly comparable to Ameriprise in every respect, the committee believes that the peer group as a whole provides a valid reference point for the range of competitive pay for the business segments we compete in for talent. The committee will regularly review the composition of the peer group and may make changes to it in the future in response to such factors as changes in the mix of our business segments or major changes in the capital structure or business makeup of a peer company, among other factors.

THE ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In the table below, we have listed the major elements of our executive compensation program. We have provided a brief explanation of the basic features and purpose of each element, and indicated whether it is payable in cash, equity or other forms. A more detailed explanation of each element follows this table.

Element of Compensation	Payment Type	Purpose and Description of Each Element
Base Salary	Cash

Base salaries are a small part of the overall compensation mix for executive officers and need to be competitive to attract and retain key talent. Executive officers are not eligible for annual merit increases, and adjustments are recommended for significant movement in competitive market data or for changes in responsibilities due to promotion.

Annual Incentive Award	Cash

This is the element of compensation that rewards executive officers for their annual performance in achieving financial goals and other key measures that will create shareholder value. The payout of the award is in cash, but a new deferral plan has been introduced for 2007 that will allow executive officers to make an election to defer part of their award in phantom units of our common stock.

Long-Term Incentive Award Program	Equity & Cash

The long-term incentive award program represents the largest incentive opportunity in the overall compensation mix. Consistent with our compensation philosophy, long-term incentives create a significant ownership opportunity that closely aligns executive and shareholder interests. There is also a cash-based element of the program that rewards our sustained growth and profitability over a three-year period.

• Nonqualified Stock Options	Equity

Stock options represent 60% of the long-term value on date of grant and have an exercise price equal to fair market value of a share of Ameriprise common stock on the grant date. As a result, the executive will be able to realize value from the options only if the market price of a share of Ameriprise common stock is above the exercise price after the option becomes exercisable and before it expires. Stock options granted in 2006 become exercisable in equal installments over four years and have a ten-year term.

Element of Compensation	Payment Type	Purpose and Description of Each Element
• Restricted Stock Awards	Equity

Restricted stock represents 20% of the long-term value on date of grant and provides both a retention and ownership opportunity for the executive officer that is earned, for 2006 awards, in equal installments over four years. Awards made in 2007 and future years will vest over three years. Executive officers have stock ownership requirements, and the restricted stock awards count toward this requirement. We believe that building and maintaining a significant ownership stake among executive officers will align management and shareholder interests.

• Long-Term Performance Plan	Cash

The long-term performance plan represents 20% of the long-term value on date of grant and has a cash target award value that can increase or decrease depending upon the achievement of long-term performance goals established by the committee. These goals include adjusted earnings growth, adjusted revenue growth, average adjusted return on equity, and total shareholder return relative to the S&P Financial Index. Payout is in cash following the end of the three-year performance period.

Benefits	Cash or in-kind

Executive officers are eligible to participate in the same retirement, health and welfare benefit programs offered to our employees. For retirement, this includes a matched 401(k) plan and cash balance retirement plan. There is also a supplemental retirement plan that allows employees to receive a company match or retirement contribution on earnings that exceed Internal Revenue Service limits. Employees at a certain level within the Company can elect to defer a portion of their income in the deferred compensation plan. The plan was redesigned for 2007 to eliminate the crediting of above-market interest, replacing above-market rate interest with Ameriprise deferred share units and RiverSourceSM mutual fund alternatives.

Perquisites	Cash or in-kind

Perquisites are limited for executive officers. They receive an annual perquisites allowance that varies depending on their level and other non-cash perquisites that are common from a competitive standpoint.

HOW THE ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM FIT
WITHIN OUR EXECUTIVE COMPENSATION PHILOSOPHY

As shown above, our executive compensation program for 2006 incorporates many different elements that are designed to reinforce our compensation philosophy. Two key principles of this philosophy, the alignment of the executive’s compensation with the interests of our shareholders and the linkage between compensation and performance, are especially evident in the emphasis placed on performance-based compensation. Based on compensation information disclosed for 2006, the following table shows the percentage of total compensation value represented by performance-based compensation.

% of total compensation value for 2006 attributed to performance-based compensation *
Chief executive officer	89%
Other named executive officers	87% (on average)

*                    Performance-based compensation is defined as the total value of stock options, stock awards, and non-equity incentive plan payouts as disclosed in the Summary Compensation Table on page 51.

The other elements of compensation that would be characterized as non-performance based, such as base salary, are consistent with our philosophy of providing a competitive total compensation package that will attract and retain our executive talent. The committee regularly reviews market data on these elements to confirm that they remain competitive and a relatively minor element in the mix of compensation.

As mentioned earlier, the committee approved target levels for the annual incentive award opportunity to be competitive on a total cash compensation basis, when base salary is added to the annual incentive award opportunity. For 2006, the committee benchmarked long-term incentive award values to develop a competitive level of awards for each of the named executive officers. The actual awards relative to these targets are explained later in this report.

NON-PERFORMANCE BASED COMPENSATION ELEMENTS

As shown in the chart above, the majority of the total compensation value for 2006 was performance-based, so that the non-performance based elements such as base salary, benefits, and perquisites are a relatively small portion of an executive’s total compensation opportunity.

Base Salary

We pay base salaries in order to provide our employees with a minimum level of income throughout the year; this is necessary to be competitive. The base salary for an executive officer depends on a number of factors: competitive market data; the position’s complexity and level of responsibility; the position’s importance in relation to other executive positions; and the executive’s performance and leadership. Executive officers are not eligible for regular, annual merit increases. The committee may approve an increase to an executive officer’s base salary if it is appropriate from a competitive standpoint or to recognize added responsibilities due to a promotion.

Benefits

All employees, including executive officers, are eligible to participate in a range of health and welfare benefit plans provided by the Company. Medical, dental, vision, life, disability and accidental death insurance benefits help to provide an employee and his or her family with important insurance protection. All employees, including executive officers, share in the cost of these coverages, and in some cases such as disability and vision, pay for the entire cost of the insurance with no subsidy from the Company.

An important benefits principle at Ameriprise is that all employees are covered under the same health and welfare benefit plans. There are no special plans or special subsidies for executive officers. We believe that it is important that our executive officers share in the expense of these programs and participate on the same basis as other employees.

We also provide all employees with a 401(k) plan, cash balance retirement plan, and a supplemental retirement plan that allows employees to receive a company match or retirement contribution on earnings that exceed Internal Revenue Service, or IRS, limits. These retirement and savings plans help to attract and retain employees at all levels of the Company. The plans include a combination of both Company and employee contributions, which encourages employees to invest for their retirement.

Executive officers and other eligible employees can elect to participate in a voluntary deferred compensation plan. This plan was redesigned for 2007 to eliminate the above-market interest earnings rate and replace it with a new line up of investments, including Ameriprise deferred share units and selected RiverSourcesm mutual funds. To encourage share ownership among eligible employees, deferrals directed to Ameriprise deferred share units are eligible for a stock match. The match is effective for deferrals of the 2007 annual incentive awards. As a transition to this new design, the match was also applied to any 2006 deferrals that are directed to Ameriprise deferred share units. Once deferrals are credited to Ameriprise deferred share units, they cannot be transferred to another investment alternative in the plan. Also, the match is credited to Ameriprise deferred share units and is subject to a three-year cliff vesting requirement.

Perquisites

Perquisites and other personal benefits are a competitive practice among the companies with which we compete for executive talent. Much of the value is delivered through an allowance rather than providing specific perquisites, which holds down the cost and gives the executive added flexibility. For certain executive officers, we pay for security expenses that help to protect valuable corporate talent and allow the officers to focus on their job responsibilities when away from home on business and to be readily available when needed. We also cover certain entertainment costs to help encourage executive officers to become involved in the communities where we do business.

PERFORMANCE-BASED COMPENSATION ELEMENTS

The two elements of our executive compensation program that provide a significant compensation opportunity for an executive officer, depending on the achievement of Company and individual performance goals or the creation of shareholder value, are the annual incentive award and the long-term incentive awards.

We believe that the presentation of adjusted financial measures best reflects the underlying performance our ongoing operations. For purposes of this discussion, we will summarize here the definitions of these adjusted financial measures. “Adjusted earnings per share” is income before discontinued operations, non-recurring separation costs and excluding AMEX Assurance divided by the weighted average number of diluted common shares outstanding. “Adjusted net earnings” is reported net income adjusted to exclude earnings and losses from discontinued operations, the cumulative effect of accounting changes, the operations of AMEX Assurance, and non-recurring separation costs. “Adjusted return on equity” is adjusted earnings divided by average equity, excluding equity related to discontinued operations and future non-recurring separations costs. “Total shareholder return” is the percentage change in share price over the period plus actual dividends assumed to be reinvested in shares on the payment date. These adjusted financial measures are non-GAAP measures, as they exclude the items listed above. This discussion of our performance is consistent with the non-GAAP financial information presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Company’s

Annual Report on Form 10-K uses the term “adjusted earnings,” which has the same meaning as the term “adjusted net earnings” used in this Compensation Discussion and Analysis.

Annual Incentive Award

The annual incentive award represents a cash incentive opportunity that can be earned by executive officers and eligible employees across the Company for annual performance. Under the plan, the committee establishes performance goals that are used to determine the payout earned for the year. As explained below, these goals relate to both financial performance of the Company as well as the individual performance of the executive officer in leading a business or staff unit.

For the named executive officers, the 2006 annual incentive awards were authorized under the Ameriprise Financial 2005 Incentive Compensation Plan and were paid from a pool created under the plan. The size of the pool was equal to two percent of our 2006 adjusted net earnings. For this purpose, the committee assigned a maximum percentage allocation of the pool to each named executive officer in the first quarter of 2006. Following the end of the year, the Committee certified the size of the pool that was earned based on the Company achieving adjusted net earnings of $865,598,000 for 2006. The maximum annual incentive award within the pool was then determined for each of the named executive officers. The committee exercised negative discretion, taking into account the achievement of financial goals and other performance considerations for 2006, as described below, in determining the named executive officer’s actual annual incentive award for 2006.

The committee used the following process to determine the appropriate award amount made from the pool to each named executive officer:

•       A target incentive award opportunity was established for each named executive officer

•       A payout grid tied to performance goals for adjusted earnings per share, adjusted return on equity, and other key measures for 2006 was established

•       Performance results were assessed against this payout grid to determine the percent of target incentive payout earned, with some discretion exercised by the committee in considering: the creation of shareholder value; the individual’s overall contribution to our performance; and any other factors that affected corporate or individual performance and had not already been taken into account

•       The target incentive award was multiplied by the payout percentage to arrive at an award amount

The weightings within the payout grid assigned to the different measures were as follows:

•       adjusted earnings per share (50% weighting)

•       adjusted return on equity (25% weighting)

•       other key measures (25% weighting)

For 2006, the committee approved the following goals for the payout grid mentioned above: the percentage of target incentive payout is 50% for threshold, 100% for target, and 200% for maximum.

•       Adjusted earnings per share: threshold at $2.92, target at $3.09, and maximum at $3.45

•       Adjusted return on equity: threshold at 9.6%, target at 10.2%, and maximum at 11.4%

The committee relies on the Board of Directors to review and attest to the reasonableness of the goals established for financial performance, which were approved by the committee in the first quarter of 2006. In assessing year-end performance on these financial goals, the committee also relies on the Audit Committee to review actual results and identify any material unusual or unplanned items that should be taken into account. The committee conducted its final review of performance and approved payouts of annual incentive awards at its meeting on January 30, 2007.

The achievement of other key measures and individual goals (25% weighting) is factored into the payout calculation we described above. Our chief executive officer provides his assessment of each executive officer’s performance against these other key measures and goals to the Compensation and Benefits Committee before the committee approves the amount of the officer’s annual incentive award. Such key measures and goals will depend in part on whether the executive officer leads a business or staff unit.

For executive officers leading a business unit, other key measures for 2006 included: adjusted pre-tax income; revenue growth; and business metrics that track our performance in key areas such as client growth and retention; financial planning; advisor growth and retention; asset and product flows; and corporate reengineering and investments. For executive officers leading a staff unit function such as finance or operations and technology, their achievement of 2006 goals in support of the business units is taken into account.

For our chief executive officer, the committee established other key measures for 2006 that included: growth in the number of mass affluent clients; the number of client financial plans and increase in advice service fees; increase in advisor productivity; growth in owned, managed, and administered assets; investment performance; improvement in our infrastructure and operating platform; corporate reengineering; and talent management. In addition to these goals, the committee also considered other 2006 performance factors including: total shareholder return; continued progress on separation from the American Express Company; and achievement of higher brand awareness levels.

As already noted, we had a very successful 2006, as these key accomplishments show:

•       Adjusted earnings per share were $3.48, an increase of 24% over the full year 2005

•       Adjusted return on equity finished the year at 11.8%, up from 10.2% in 2005

Based upon the 2006 payout grid, this resulted in a 200% payout on these financial measures. The payout earned on other key measures ranged from 175% to 200% for the named executive officers, reflecting the strong year of achievement of the following goals:

•       We had a successful year on several key business and customer metrics, such as growth in mass affluent and affluent clients, financial planning and advice sales, advisor productivity, growth in assets and investment performance, brand awareness results, and employee and advisor satisfaction

•       We’re on track to complete all activities required to separate from the American Express Company later this year, with the majority of the work already behind us

•       We exceeded our full-year reengineering target and applied a majority of the associated savings toward investment in long-term growth strategies

•       Our stock price reflected our strong results, ending the year with a total return of 34.3% and outpacing the S&P 500 total return of 15.8%. The closing price of a share of our common stock on the first trading day of 2006 was $42.10; on the last trading day of 2006, the closing price was $54.50

The annual incentive awards paid to our named executive officers with respect to 2006 are included in the Summary Compensation Table on page 51, in the column captioned, “Non-Equity Incentive Plan Compensation.” For our named executive officers, 2006 annual incentive awards ranged from a total payout of 190% of the target incentive opportunity to the maximum of 200%. The total annual incentive awards for the named executive officers were $14,650,000, which was less than the pool for 2006 of $17,311,960.

Long-Term Incentive Awards

The committee approves annual long-term incentive award guidelines that set the competitive award values for select employees by their level within the Company and individually for each executive officer position. The committee regularly benchmarks and adjusts these guidelines, if necessary, to confirm that the long-term incentive award opportunity is competitive and appropriate given the compensation cost and share usage. The actual long-term incentive award value approved by the committee for each executive officer reflects these award guidelines, the performance of the individual and the Company, and the resulting market position of total direct compensation.

For each named executive officer, the committee approves a total value for the long-term incentive award. This is broken down at the time of grant into the different components of our long-term incentive award program as follows:

Elements of the Long-Term Incentive Award Program	% of Total Long-Term Value at Time of Grant *
Stock Options	60%
Restricted Stock Awards	20%
Long-Term Performance Plan	20%

*                    This represents the split value of long-term incentive awards made in 2006 for executive officers other than the chief executive officer. For the chief executive officer, the split in long-term incentive award value at the time of grant was as follows:  67.2% in stock options, 16.4% in restricted stock awards, and 16.4% in long-term performance plan awards

As you see, there are three components of the program: stock options and restricted stock (both of which are equity-based) and a long-term performance plan award with a three-year performance cycle that is paid out in cash. The committee believes that this mix of awards is the right balance of equity-based incentives focused on shareholder value and cash-based incentives focused on long-term company performance. The committee grants long-term incentive awards in order to focus our executive officers on achieving performance goals over a period longer than one year and creating long-term shareholder value as reflected in the total shareholder return realized on our common stock. This approach to long-term incentive awards ties the compensation of our executive officers to the interests of our shareholders.

As the above table shows, stock options represented the largest portion of the long-term incentive award value at the time of grant. Combined with the value allocated to the long-term performance plan award, it results in over 80% of the long-term incentive award value being tied to incentives that are only earned based on future performance, either appreciation in our common stock price for options or our financial performance for the long-term performance plan.

A smaller portion of the mix is allocated to restricted stock awards. As mentioned earlier in this report, restricted stock provides executive officers with both a retention and ownership opportunity that is earned over the vesting period. We believe that building and maintaining a significant ownership stake among executive officers will help to promote the alignment of management and shareholder interests. There is also a performance element to restricted stock awards in that the value of the grant increases or decreases with shareholder value.

The long-term performance plan provides executive officers with a cash incentive opportunity tied to our financial performance over a three-year period. The executive officer receives a grant at the beginning of the performance period that is expressed in dollars as a target award value. The cash amount received at the end of the three-year performance period can vary from 0% to 350% of the target award value, again depending upon the level of performance achieved.

As of 2006, executive officers had the following long-term performance awards outstanding:

Award Period	Vesting and Payout	Performance Measures
2004-2006 Award (see explanation below)	February 2007

•  60% on financial measures, broken down as follows:

•   40% on adjusted net earnings growth

•   30% on adjusted revenue growth

•   30% on average adjusted return on equity

•  40% on total shareholder return relative to S&P Financial Index

2005-2007 Award	February 2008	Same measures as 2004-2006
2006-2008 Award	February 2009	40% on adjusted earnings per share growth 30% on adjusted revenue growth 30% on average adjusted return on equity with a modifier tied to total shareholder return relative to S&P Financial Index

Messrs. Cracchiolo, Berman, and Salow received long-term performance awards for 2004-2006 that were tied to American Express Company results. Following the spin-off from American Express, the committee approved a transition for these awards that provided for a split calculation:  two-thirds of the payout value is determined on the original American Express goals for 2004 to 2005, and one-third of the payout value is determined on our new goals for 2006 as listed in the above table. Messrs. Heath and Truscott received awards for 2004-2006 tied to our performance, and the committee established new goals following the spin-off for 2006 performance to align more closely with our long-term performance measures. Similar to the transition with American Express awards, there was a split calculation for these awards:  two-thirds of the payout value was determined by our original goals for 2004 to 2005, and one-third of the payout value was determined by our new goals for 2006.

The long-term performance plan goals for 2006 shown above for threshold and maximum payout on each measure were as follows:  adjusted earnings growth of 4% is threshold and 19% is maximum; adjusted revenue growth of 2% is threshold and 14% is maximum; and average adjusted return on equity of 7% is threshold and 19% is maximum. For the shareholder return measure, the maximum payout on this measure is achieved when the Ameriprise total shareholder return is 13 percentage points higher than the S&P Financial Index.

The long-term performance plan awards for 2004-2006 paid to our named executive officers are shown in the Summary Compensation Table on page 51 in the column captioned “Non-Equity Incentive Plan Compensation” and are aggregated with the annual incentive award for 2006 that we’ve discussed previously. For our named executive officers, the total payout for the long-term performance plan award for 2004-2006 was 277% of the target award value for those who had awards originally tied to American Express financial results and 258% of the target award value for those who had awards originally tied to our financial results.

SPECIAL TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code disallows, with certain exceptions, a federal income tax deduction for compensation over $1 million paid to the chief executive officer and any other named executive officers, provided that they were serving in that capacity as of the last day of Ameriprise’s fiscal year. One exception to Section 162(m)’s disallowance of a federal income tax deduction for compensation over $1 million applies to “performance-based compensation” (as defined in IRS regulations) paid pursuant to shareholder approved plans.

Among the compensation elements that we have discussed so far, the following can generally qualify as performance-based compensation for Section 162(m) purposes:  the annual incentive award; stock options; long-term performance plan award (for the 2005-2007 and 2006-2008 awards); and the performance-vested restricted stock awards for our chief executive officer. Base salaries, time-vested restricted stock (stock that will vest with the passage of time and continued employment) and any other compensation that is not considered performance-based will not be deductible to the extent the total of such compensation in any year exceeds $1 million. Given that the long-term performance plan awards for 2004-2006 introduced new goals for 2006 due to the spin-off, these awards did not meet the requirements of Section 162(m) but were strongly linked to our performance.

Although the majority of the compensation opportunity in our executive compensation program is performance-based and generally deductible for federal income tax purposes, the committee retains the flexibility to award compensation to our executive officers that is not deductible for federal income tax purposes.

Section 274(a) of the Internal Revenue Code disallows a deduction for certain expenses relating to the use of the corporate aircraft by certain individuals, including our executive officers, except to the amount allowed by Section 274(e) of the Internal Revenue Code and IRS Notice 2005-45. The calculation of the expenses that can be deducted by us for the personal use of our aircraft is complex and depends on a number of factors, including the number of passengers and the length of the trip. We estimate that the amount of extra federal income tax paid by us due to the disallowance of deductions under Section 274(e) for personal flights taken by our executive officers on our aircraft during 2006 is approximately $137,600.

Accounting rules govern how to value stock and option awards as of the date of grant, and when those awards are to be recognized as compensation expense. Under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, or “FAS 123(R)”, we calculate the full grant date value of awards using a variety of assumptions. This calculation is performed for accounting purposes, as an executive officer may never realize any value from the award. This may happen, for example, when the value of a share of stock on which the executive holds an option falls below the exercise price of the option and remains below the exercise price, rendering the option worthless to the executive.

FAS 123(R) also dictates that companies recognize the compensation cost of a stock or option award proportionately over the period that an employee is required to render service in exchange for a share-based payment.

In the Summary Compensation Table on page 51, the dollar amounts shown in the “Stock Awards” and “Option Awards” columns represent the compensation expense recognized by the Company in 2006 for awards made in and before 2006. These numbers do not necessarily represent the value received by the executive officer during 2006, or the value of new grants made during 2006. If you would like to see the full grant date fair value of stock and option awards made in 2006, please see the Grants of Plan-Based Awards Table on page 53. If you would like to see the value realized during 2006 by our named executive officers from the exercise of stock options and the vesting of restricted stock, please see the Option Exercises and Vested Stock Table on page 55.

The value of restricted stock or stock option awards approved by the committee on the date of grant in 2006 will not exactly coincide with the grant date fair value for the award calculated under the rules of FAS 123(R) due to a separate set of assumptions made before the spin-off in the Black-Scholes model, as disclosed in last year’s proxy statement. Beginning with 2007, the committee approved a Black-Scholes valuation assumption that is consistent with the FAS 123(R) estimates for 2007 compensation costs for new stock or options awards.

EQUITY-BASED ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

A stock option is a right to purchase a share of our common stock from us at an established price, called the exercise price or strike price. The method of calculating the exercise price is determined based on the methodology and option grant policies approved by the committee or specified in the plan under which the option is granted. The date on which the option is awarded is called the grant date. The grant date is important because it will determine the exercise price, how long the option holder must wait before exercising the option, and the date on which the option will terminate. The realized value of an option to an executive officer depends on how much the market value of a share of stock increases above the exercise price.

Restricted stock awards differ from stock options in that the officer will receive the value of the shares when the restricted period ends, regardless of whether the stock price increases or decreases after the award is made. Restricted stock cannot be sold or otherwise transferred by the officer until the restricted period, four years for 2006 awards, has lapsed. During the restricted period, the officer will receive dividends on the restricted shares and will be able to vote the shares. Restricted stock helps to retain key employees, since they will lose the unvested portion of their restricted stock if they leave our employ.

Phantom stock units, sometimes called deferred stock units, are not actual shares of our common stock. They can’t be traded on any exchange and they carry no voting rights. Their value, however, does track the value of a share of our common stock and holders will receive deemed dividends in an amount equal to the dividends paid on a share of our common stock.

Both executive officers and employees at or above a certain salary band are eligible to receive stock options and/or restricted stock awards as part of the long-term incentive award program. All executive officers and most other employee recipients will be awarded their annual grants at the meeting of the Compensation and Benefits Committee held in January of each year. Even though the date of this meeting is normally scheduled more than six months in advance, the committee has adopted a policy that prohibits making any annual grant effective during a blackout period, when our directors and executive officers are prohibited from trading in our stock.

Our quarterly blackout period begins on the sixteenth day of the third month of each fiscal quarter and is scheduled to end on the second business day after we publicly release earnings results for that quarter. Therefore, if the January meeting of the Compensation and Benefits Committee is held during the blackout period, annual grants will not become effective and priced until at least the second business day after fourth quarter and full year earnings are released publicly. The goal of this policy is to minimize the chance that option and restricted stock awards are made on a date when our management or the committee may be aware of material non-public information about us or our securities.

This new timing policy was effective for the annual grants made by the committee on January 30, 2007, when the meeting was held after the end of the blackout period. The annual grants made on January 26, 2006, however, were made on the same date as the public release of fourth quarter and full year 2005 earnings. This practice was carried over from the American Express Company following our September 2005 spin-off from that company. Even though the date of the January 2006 Committee meeting had been established well in advance, the committee subsequently concluded that for annual grants made on or after September 28, 2006, delaying the effective date of restricted stock and option grants until after the end of the blackout period would avoid any questions concerning the timing and pricing of the annual grants.

In addition to the annual grants of restricted stock and options made in January, our Board has delegated to our chief executive officer the authority to approve off-cycle grants of restricted stock, stock options and long-term performance plan awards to new employees or for special promotion or retention purposes. Such off-cycle grants cannot be made to any executive officer, including the chief executive officer. The chief executive officer will approve a list of special awards to be made on the first trading date of the following month. The awards approved under this delegated authority are effective as of that date and the chief executive officer has no authority to change the grant date. The committee has limited the number of shares that can be awarded by the chief executive officer pursuant to delegated authority and the committee receives regular reports on the chief executive officer’s exercise of his delegated authority.

The methodology for setting the option exercise price is the same regardless of whether the stock option is approved by the committee or by the chief executive officer pursuant to delegated authority. For all option grants made on or after September 28, 2006, the exercise price is the closing market price of a share of our common stock on the grant date. Prior to that date, the exercise price was equal to the average of the high and low prices of a share of our common stock on the date of grant, a method used by many companies that grant stock options. The committee decided to change the method for determining the option exercise price in light of  the SEC’s new executive compensation disclosure rules.

The determination of the number of shares for restricted stock grants on or after September 28, 2006, is also calculated based on the closing market price of a share of our common stock on the date of grant. The approved dollar value of the award is divided by the closing market price on the date of grant in order to arrive at the number of restricted shares that the employee will receive. Prior to that date, the number of shares was based on the average of the high and low prices of a share of our common stock on the date of grant.

With respect to phantom stock units or deferred stock units issued to executive officers or other employees who participate in the deferred compensation plan or the supplemental retirement plan, the manner of calculating the value of the units and the date on which they will be credited to the participant’s account are strictly controlled by the terms of the governing plan document.

The committee exercises oversight of the practices established for the timing of option grants and reviews reports from management on this subject. Management has confirmed for the committee that:  the grant date of an option has never been changed; no options have been granted to any person not yet employed by us; option documentation has never been falsified or modified; and an effective compliance system is in place to assist executive officers in reporting option grants to the Securities and Exchange Commission and the New York Stock Exchange within two business days of the date of grant, as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

In addition, our Internal Audit Department conducted a review of 2006 stock option activity to evaluate the controls surrounding our stock option granting practices and related administrative processes. Our Internal Audit Department undertook this review at the request of the Audit Committee because of the increased media and regulatory scrutiny of stock option grant practices at other companies, and not because of any issue raised with respect to our option practices. The review covered 2006 stock option activities, including: grant approval; pricing; vesting; exercising; and financial reporting. Internal Audit’s report concluded that the controls surrounding our stock option practices are generally effective. The review found that options granted during 2006 were approved and priced appropriately. Testing did not reveal any significant errors or unusual activities. We will continue to evaluate and improve the controls around our stock option practices and Internal Audit will monitor these efforts.

We do not release material non-public information for the purpose of affecting the value of executive compensation and we do not adjust the timing of equity awards in an attempt to take advantage of material non-public information recently released or about to be released. The committee’s practices governing the grant of stock options and the award of restricted stock to executive officers and other employees are intended to minimize to the greatest extent possible any connection between the timing of the release of material non-public information and the value of their compensation. Nevertheless, we may be legally required to disclose material information about us or our securities at a time when the disclosure could affect the value of equity-based compensation that has just been or is about to be granted.

Finally, our policies prohibit our executive officers from trading in options on Ameriprise stock or writing options on their Ameriprise stock for any purpose. However, subject to their compliance with the stock ownership guidelines and our securities trading policies, our officers may diversify their Ameriprise stock holdings in order to hedge the economic risks they assume by complying with the ownership guidelines described below.

STOCK OWNERSHIP GUIDELINES

The committee believes that annual grants of stock options and restricted stock will build and maintain for our executive officers a significant ownership stake in the Company. In order to further that goal, the committee has approved stock ownership guidelines for our executive officers. Under these guidelines, officers are required to own shares of our common stock equal in market value to a specified multiple of their salary. For our chief executive officer, this multiple is five times salary and for the other named executive officers it is three times salary. Generally, the shares that count toward this ownership requirement include:  shares owned directly; shares or phantom stock units held in qualified or non-qualified plans; and unvested restricted stock awards. Shares underlying stock options are not counted for purposes of this ownership requirement.

Executive officers who have not yet attained the required level of ownership must retain 75% of any restricted stock upon vesting or any stock acquired upon an option exercise (net of shares withheld for taxes or exercise costs) until the required level of ownership is attained. Executive officers who have satisfied the ownership guidelines must retain 50% of such shares. There is also a one-year holding period that applies to stock vesting or option exercises after the ownership guidelines are satisfied.

Based on current ownership, all of the named executive officers have attained the required level of stock ownership under these guidelines.

POST-EMPLOYMENT COMPENSATION AND BENEFITS

We do not enter into employment agreements with named executive officers to make payments to the executive if his or her employment with us ends. Instead, executives have rights in the event of a change in control of the Company, death, disability, severance and retirement under our compensation and benefit plans.

These compensation and benefit plans include: the Ameriprise Financial Senior Executive Severance Plan; the Ameriprise Financial 2005 Incentive Compensation Plan; the Ameriprise Financial Deferred Compensation Plan; and the Ameriprise Financial Supplemental Retirement Plan.

Severance Benefits

Executives may become eligible for severance benefits due to involuntary termination not for cause.  These situations generally include position elimination, reduction in force, and assignment to a non-comparable position. Executives are also eligible for severance benefits upon an involuntary or constructive termination within two years after a change in control.

The length of severance benefits depends on an executive’s position in the Company, with varying ranges for senior vice presidents, executive leaders and the chief executive officer.  Severance pay is defined as the participant’s annual base salary plus the greater of the executive’s annual bonus over the last three years or his or her target bonus. During the severance period, participants continue to be eligible for medical and dental benefits.

Change in Control

Following a change in control of the Company, executives may receive a gross-up amount for any excise taxes they incur under Section 280G of the Internal Revenue Code.

The Compensation and Benefits Committee may limit the amount of payments that an executive may receive based on the excise tax calculations under Section 280G.  The committee is also authorized to designate the individual or group of individuals who are entitled to receive Section 280G gross-up payments.  Currently, all named executive officers are eligible to receive these payments following a change in control.

In the event of involuntary termination or constructive termination following a change in control, we will make a supplemental retirement plan contribution for the executive’s benefit.  That payment will be equal to the payments we would have made to the executive’s retirement and 401(k) plan accounts during the executive's severance period.

As part of an agreement executed at the time we spun off from the American Express Company in September 2005, certain executives were able to retain their American Express Company vested stock options. These stock options will be cancelled upon a change in control that results in termination of employment with Ameriprise, an event not under our executives' control. In order to replace the time value lost, we will make a payment to the executive if that executive’s American Express Company stock options are cancelled due to a change in control of Ameriprise prior to December 31, 2009. This payment, if any, would be equal to the Black-Scholes value for the remaining term of the option less the option’s intrinsic value, measured as of the date that the change in control occurred.

For all participants in the 2005 Incentive Compensation Plan, including executives, the vesting of stock options and restricted stock awards is accelerated upon a change in control. For long-term performance plan awards, a prorated payment is made to participants for any outstanding awards as of the date of the change in control.

For all participants, including executives, amounts in the Deferred Compensation Plan vest and are paid out upon a change in control. In addition, each participant would have previously received two years of additional interest in his or her deferral account.  Effective for 2007, we will no longer credit additional interest upon a change in control.

The mitigation of the cost of the excise tax to the executive and preservation of the benefits to which he or she is entitled are designed to eliminate any personal bias for or against corporate change transactions and to protect the value of compensation already awarded to the executive.

Death and Disability

In the event of death or disability, restricted stock and restricted stock units become fully vested. Similarly, all stock options granted in 2006 become fully exercisable and remain exercisable for the earlier of five years after the death of the executive or the end of the stock option term.  For stock options awarded in 2007 and in future years, this five-year period has been shortened to one year.

Either the executive’s beneficiary or the executive will receive the executive’s deferral account balance in the Deferred Compensation Plan in a lump sum payment within ninety days of death or disability.

Retirement

Upon a participant’s retirement, the treatment of long-term incentive awards depends on an employee’s age and length of service at the time of retirement. If an executive is not retirement eligible, the executive’s awards are forfeited immediately upon termination, except in cases of death and disability.

Otherwise, an executive who reaches age 62 with at least ten years of service may be entitled to up to 100% of his or her non-vested awards.

CONCLUSION

As we’ve established ourselves as a new independent public company, the committee has designed an executive compensation program that we believe supports its compensation philosophy and objectives, and most importantly provides a strong linkage amongst compensation opportunity, performance, and shareholder interests.

The committee has confirmed to management that:

•       Our executive compensation program will continue to evolve and change in the years ahead

•       Some of the compensation elements or plans described in the CD&A may be redesigned or be eliminated

•       Other compensation elements or plans may be added

•       The committee expects its consultant to offer new approaches or insights to consider in shaping our executive compensation program for the future

•       Our executive officers will continue to be rewarded based in significant part for the achievement of corporate and individual performance goals

SUMMARY COMPENSATION TABLE

The following table contains compensation information for our chief executive officer, chief financial officer, and three other executive officers who were the most highly compensated for the year ended December 31, 2006. Consistent with the guidance from the Securities and Exchange Commission, or SEC, in adopting this new format, the table only shows compensation information for 2006. Before reviewing the compensation tables, you should read the Compensation Discussion and Analysis, or CD&A, beginning on page 34.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
James M. Cracchiolo	2006	$850,000	$0	$1,597,350	$5,159,581	$9,462,700	$675,277	$562,622	$18,307,530
Chairman and Chief Executive Officer
Walter S. Berman	2006	450,000	0	896,291	3,162,030	1,984,750	240,962	264,550	6,998,583
Executive Vice President, Chief Financial Officer
William F. Truscott	2006	450,000	0	278,339	1,415,390	4,554,700	184,058	239,828	7,122,315
President, U.S. Asset Management and Chief Investment Officer
Glen Salow	2006	475,000	0	417,305	2,340,993	2,591,100	79,683	114,265	6,018,346
Executive Vice President, Technology and Operations
Brian M. Heath	2006	325,000	0	195,880	902,411	1,798,300	163,574	144,706	3,529,871
President, U.S. Advisor Group

(1)                These amounts represent the FAS 123(R) compensation expense recognized for 2006 on outstanding restricted stock awards for each of the named executive officers. The compensation expense is spread over the vesting period on outstanding restricted stock awards made during 2006 and in prior years. In the case of Mr. Berman, because he is retirement eligible the compensation expense is not spread over the vesting period and is recognized all in one year. The grant date fair value of restricted stock awards granted during 2006 is reported in the Grants of Plan-Based Awards Table on page 53.

(2)                These amounts represent the FAS 123(R) compensation expense recognized for 2006 on outstanding stock option awards for each of the named executive officers. The compensation expense is spread over the vesting period on outstanding stock option awards made during 2006 and in prior years. In the case of Mr. Berman, because he is retirement eligible, the compensation expense is not spread over the vesting period and is recognized all in one year. The grant date fair value of stock option awards granted during 2006 is reported in the Grants of Plan-Based Awards Table on page 53. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. The assumptions used in the Black-Scholes model were: (i) an expected life of 4.5 years for each option (based on prior experience with the American Express Company; this is the approximate average amount of time that passes before option holders exercise options); (ii) dividend yield of 1.0%; (iii) expected stock price volatility of 27% ; and (iv) a risk-free rate of return of 4.5% (based on the yield for U.S. Treasury instruments of comparable duration as the expected life of the options).

(3)                These amounts represent cash incentive awards earned for performance periods ending in 2006 based on achievement of established performance goals for each award. For Mr. Cracchiolo, the amount shown represents three incentive awards he earned for periods ending in 2006, payable in either 2006 or 2007: (i) a retention award payment associated with the successful spin-off of Ameriprise in the amount of $1,750,000 earned for continued employment through March 31, 2006 and for exceeding a minimum threshold operating income margin of three percent for the two quarter period including fourth quarter of 2005 and first quarter of 2006; (ii) an annual incentive award of $6,300,000 for 2006 performance, paid in February 2007; and (iii) a payout earned under the long-term performance plan of $1,412,700 for the performance period of 2004 to 2006, which vested and was paid in cash in February 2007. An overview of the annual incentive awards and long-term performance plan awards is included in the CD&A section. For the other named executive officers, the annual incentive awards earned for 2006 performance, paid in February 2007, were: $1,500,000 for Mr. Berman; $4,000,000 for Mr. Truscott; $1,400,000 for Mr. Salow; and $1,450,000 for Mr. Heath. The payouts earned under the long-term performance plan for the performance period of 2004 to 2006, which were paid in February 2007, were: $484,750 for Mr. Berman; $554,700 for Mr. Truscott; $1,191,100 for Mr. Salow; and $348,300 for Mr. Heath.

(4)                These amounts consist of above-market earnings for interest credited on amounts previously deferred under the deferred compensation plan and changes in pension value for 2006 under the Company’s retirement plans. The calculation of the above-market earnings for this disclosure is based on the difference between actual 2006 earnings under the program and hypothetical earnings under applicable IRS rates for 2006. This estimated amount for 2006 was $379,960 for Mr. Cracchiolo, $21,928 for Mr. Berman, $57,140 for Mr. Truscott, and $99,319 for Mr. Heath. This plan has been significantly changed for years after 2006. Beginning in 2007, deferrals will no longer be eligible for above-market earnings.  The deferred compensation plan is described in the CD&A section.  The changes in pension values for 2006 were $295,317 for Mr. Cracchiolo, $219,034 for Mr. Berman, $126,918 for Mr. Truscott, $79,683 for Mr. Salow, and $64,255 for Mr. Heath.  The retirement programs are described in the CD&A section.

(5)                The amounts disclosed include: (i) the incremental cost to us of perquisites and other personal benefits, or property, provided to each named executive officer, as follows: Mr. Cracchiolo received an annual perquisites allowance of $35,000 and the following perquisites or personal benefits: the waiver of fees otherwise charged on investments made in certain RiverSourceSM hedge funds; club membership dues; the use of an apartment leased by us in Minneapolis instead of staying in a hotel room; and Company-provided parking facilities. As part of a security program for Mr. Cracchiolo, we provided him with the following: security monitoring costs for his personal residence; the use of a car and driver provided by us for commuting purposes; and use of our corporate aircraft by Mr. Cracchiolo and his guests for personal travel and associated ground travel. Our incremental cost to provide such personal aircraft travel during 2006 was $71,824. We calculated the incremental cost of such personal travel by using an hourly flight rate of $3,081.47, which takes into account such variable aircraft operating expenses as fuel, maintenance, and landing/parking fees. We also added to this amount the cost of any in-flight catering. In cases where an executive officer’s guest occupies a seat on a business trip, we only take into account the incremental cost of providing in-flight catering for that guest. The use of our corporate aircraft for personal purposes has tax implications that are described in the Compensation Discussion and Analysis, at page 45. Messrs. Berman, Salow, and Heath each received an annual perquisites allowance of $25,000. Messrs. Berman and Salow also received the use of an apartment in Minneapolis we leased instead of staying in a hotel, Company-provided parking facilities, and the use of our corporate aircraft for travel by a guest to a business-related event. Mr. Truscott also received the use of an apartment in Minneapolis that was leased by us. (ii) tax gross-ups, as follows: Messrs. Cracchiolo ($11,731); Berman ($10,985); Salow ($9,881); and Heath ($33,680). Mr. Heath was also reimbursed for certain state taxes in the amount of $45,289; Mr. Heath’s tax reimbursement and the associated tax gross-up disclosed for Mr. Heath in the preceding sentence will not be made in 2007 or future years. (iii) Company contributions to the named executive officer’s 401(k) or supplemental retirement plan account, as follows: Messrs. Cracchiolo ($70,860); Berman ($37,515); Truscott ($37,514); Salow ($39,598); and Heath ($27,094). (iv) the dollar value of dividends paid on unvested restricted stock awards, at the same rate paid to other holders of shares of our common stock, as follows: Messrs. Cracchiolo ($77,708); Berman ($13,858); Truscott ($13,101); Salow ($16,951); and Heath ($9,287). (v) Company matching contributions for deferrals of 2006 compensation in the form of deferred share units, under the terms of the redesigned deferred compensation plan, as follows: Messrs. Cracchiolo ($237,500); Berman ($175,000); and Truscott ($150,000).

Grants of Plan-Based Awards

The following table contains equity incentive awards, non-equity incentive awards, stock awards and option awards granted in fiscal year 2006.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units(#)(4)	Underlying Options(#)(5)	Awards ($/share)(6)	Option Awards(7)($)

James M. Cracchiolo	1/26/2006	(1)	$350,000	$1,400,000	$4,900,000
	1/26/2006					32,070				$1,400,016
	1/26/2006							565,267	$43.655	$6,826,730
	—	(2)		$3,150,000
Walter S. Berman	1/26/2006	(1)	$60,000	$240,000	$840,000
	1/26/2006						5,498			$240,015
	1/26/2006							71,091	$43.655	$858,566
	—	(2)		$750,000
William F. Truscott	1/26/2006	(1)	$75,000	$300,000	$1,050,000
	1/26/2006							88,863	$43.655	$1,073,198
	1/26/2006						6,873			$300,041
	—	(2)		$2,100,000
Glen Salow	1/26/2006	(1)	$100,000	$400,000	$1,400,000
	1/26/2006							118,484	$43.655	$1,430,931
	1/26/2006						9,163			$400,011
	—	(2)		$700,000
Brian M. Heath	1/26/2006	(1)	$42,500	$170,000	$595,000
	1/26/2006							50,356	$43.655	$608,149
	1/26/2006						3,895			$170,036
	—	(2)		$750,000

(1)                 These amounts indicate the threshold, target, and maximum award values under the Long-Term Performance Plan awards for the performance period of 2006-2008 granted on January 26, 2006, to Messrs. Cracchiolo, Berman, Truscott, Salow and Heath.

(2)                 These amounts represent the annual incentive award opportunity in an incentive pool authorized under the 2005 Incentive Compensation Plan, as described in the CD&A section.   We have shown the target annual incentive award for 2006 that was used by the Compensation and Benefits Committee in the determination of the actual 2006 incentive award that was paid from the incentive pool.  The actual payouts for 2006 to each named executive officer are included in the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 51, and are specifically identified in footnote 3 to that table. Because this is an annual cash award, no grant date is shown.

(3)                 This restricted stock award is subject to time-based vesting and a requirement to achieve a performance threshold over the vesting period.  The grant is scheduled to equally vest in four tranches over a four year vesting period, beginning one year following the date of grant.  The performance threshold for each vesting tranche is that a minimum average return on equity of four percent must be achieved over the vesting period.  If the minimum average return on equity is not achieved for any single vesting tranche, the shares that would have vested but did not due to lack of performance achievement will be carried over to the next vesting tranche and may be earned if the minimum average return on equity of 4% is achieved for that vesting period.  Any shares that are not vested due to performance after the fourth tranche will be forfeited.

(4)                 This represents the number of shares subject to restricted stock awards described in the CD&A at pages 46-48.

(5)                 This represents the number of shares underlying stock options described in the CD&A at pages 46-48.

(6)                 This exercise price is equal to the fair market value of a share of Ameriprise common stock on the date of grant.   The fair market value definition at the time of these grants was the average of the high and low share price of Ameriprise stock on the NYSE on the date of grant.  The closing market price for an Ameriprise share of common stock on the date of grant was $43.30.  As of September 28, 2006, the Company has modified its stock option granting practices to set the exercise price equal to the closing market price of a share of Ameriprise common stock on the date of grant.

(7)                 This amount represents the fair value of stock options and restricted stock awards granted during 2006 based on the full FAS 123(R) compensation expense recognized for these awards as of the date of grant.  The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards.  The assumptions used in the Black-Scholes model were: (i) an expected life of 4.5 years for each option (based on prior experience with the American Express Company; this is the approximate average amount of time that passes before option holders exercise options); (ii) dividend yield of 1.0%; (iii) expected stock price volatility of 27% ; and (iv) a risk-free rate of return of 4.5% (based on the yield for U.S. Treasury instruments of comparable duration as the expected life of the options).

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by the named executive officer as of December 31, 2006.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Shares Exercisable (#)		Number of Securities Underlying Unexercised Option Shares Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)(15)
James M. Cracchiolo	32,089	(1)				$27.21	2/27/2010	3,401	(8)	$185,354
	72,201	(2)	72,201	(2)		$20.8187	1/26/2013				99,901	(9)	$5,444,605
	72,201	(3)	144,402	(3)		$31.3125	1/25/2014				41,238	(9)	$2,247,471
	58,162	(4)	174,486	(4)		$32.5871	1/23/2015
	219,546	(6)	658,640	(6)		$35.035	10/3/2015
			565,267	(7)		$43.655	1/26/2016				32,070	(10)	$1,747,815
Walter S. Berman	69,204	(6)	207,613	(6)		$35.035	10/3/2015	16,056	(11)	$875,052
			71,091	(7)		$43.655	1/26/2016	5,927	(8)	$323,022
								5,498	(12)	$299,641
William F. Truscott	24,067	(2)	24,067	(2)		$20.8187	1/23/2013	16,056	(11)	$875,052
	25,270	(3)	50,541	(3)		$31.3125	1/25/2014	6,873	(12)	$374,579
	19,253	(4)	57,762	(4)		$32.5871	1/26/2015	2,833	(8)	$154,399
	69,204	(6)	207,613	(6)		$35.035	10/3/2015
			88,863	(7)		$43.655	1/26/2016
Glen Salow	17,649	(5)				$31.6879	3/26/2010	1,863	(13)	$101,534
	64,981	(2)	64,981	(2)		$20.8187	1/26/2013	1,484	(14)	$80,878
	64,981	(3)	129,962	(3)		$31.3125	1/25/2014	16,056	(11)	$875,052
	52,145	(4)	156,436	(4)		$32.5871	1/23/2015	3,940	(8)	$214,730
	69,204	(6)	207,613	(6)		$35.035	10/3/2015	9,163	(12)	$499,384
			118,484	(7)		$43.655	1/26/2016
Brian M. Heath	16,044	(2)	16,045	(2)		$20.8187	1/26/2013	10,704	(11)	$583,368
	14,841	(3)	29,683	(3)		$31.3125	1/25/2014	2,227	(8)	$121,372
	12,835	(4)	38,508	(4)		$32.5871	1/23/2015	3,895	(12)	$212,278
	46,136	(6)	138,409	(6)		$35.035	10/3/2015
			50,356	(7)		$43.655	1/26/2016

(1)         Stock options vest at the rate of 33.33% per year in years 4, 5 & 6 with vesting date of 2/28/06*

(2)         Stock options vest at the rate of 25% per year with vesting dates on 1/27/06 and 1/27/07*

(3)         Stock options vest at the rate of 25% per year with vesting dates on 1/26/06, 1/26/07 and 1/26/08*

(4)         Stock options vest at the rate of 25% per year with vesting dates on 1/24/06, 1/24/07, 1/24/08 & 1/24/09*

(5)         Stock options vest at the rate of 33.33% per year in years 4, 5 & 6 with vesting date of 3/27/06*

(6)         Stock options vest at the rate of 25% per year with vesting dates on 10/3/06, 10/3/07, 10/3/08 & 10/3/09.

(7)         Stock options vest at the rate of 25% per year with vesting dates on 1/26/07, 1/26/08, 1/26/09 & 1/26/10.

(8)         Restricted stock award has a 5-year cliff vesting schedule, vesting on 11/14/10. This award was granted in conjunction with the Company’s elimination of its  Key Executive Life Program in 2005. A discounted lump sum value of the retirement term value determined the number of shares awarded.

(9)         Restricted stock awards granted on 10/3/05 and 10/25/05 that are subject to time-based vesting and a requirement to achieve a performance threshold over the vesting period. Scheduled vesting is at the rate of 25% per year subject to satisfaction of performance criteria over the vesting period, with vesting dates on 1/31/07, 1/31/08, 1/31/09 & 1/31/10.

(10)       Restricted stock award is subject to time-based vesting and a requirement to achieve a performance threshold over the vesting period. Scheduled vesting is at the rate of 25% per year subject to satisfaction of performance criteria over the vesting period, with vesting dates on 1/26/07, 1/26/08, 1/26/09 & 1/26/10.

(11)       Restricted stock vests at the rate of 25% per year with vesting dates on 10/3/06, 10/3/07, 10/3/08 & 10/3/09.

(12)       Restricted stock vests at the rate of 25% per year with vesting dates on 1/26/07, 1/26/08, 1/26/09 & 1/26/10.

(13)       Restricted stock vests at the rate of 33.3% per year with vesting dates on 1/26/06 and 1/26/07*

(14)       Restricted stock vests at the rate of 25% per year with vesting dates on 1/27/06 and 1/27/07*

(15)       The market value of restricted stock awards is based on a market closing price on the New York Stock Exchange of $54.50 at the end of 2006.

*            These options are grants made under the Ameriprise Financial 2005 Incentive Compensation Plan in substitution for American Express option grants that were canceled at our spin-off from that company.

Option Exercises and Stock Vested

The following table contains all stock option exercises and vesting events of restricted stock awards for the named executive officers during fiscal year 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(5)
James M. Cracchiolo	0	0	0		0
Walter S. Berman	0	0	5,352	(1)	$254,166	(i)
William F. Truscott	0	0	5,352	(1)	$254,166	(i)
Glen Salow	0	0	1,863	(2)	$81,329	(ii)
			1,484	(3)	$63,404	(iii)
			8,022	(4)	$371,098	(iv)
			5,352	(1)	$254,166	(i)
Brian M. Heath	0	0	6,418	(4)	$296,897	(iv)
			3,568	(1)	$169,444	(i)

(1)          Restricted stock awards vesting on 10/3/2006:

For Mr. Berman:  a total of 5,352 shares vested, 2,327 shares of these shares were withheld to cover taxes, and a net of 3,025 shares were delivered.

For Mr. Truscott:  a total of 5,352 shares vested, 2,251 shares of these shares were withheld to cover taxes, and a net of 3,101 shares were delivered.

For Mr. Salow:  a total of 5,352 shares vested, 2,444 shares of these shares were withheld to cover taxes, and a net of 2,908 shares were delivered.

For Mr. Heath:  a total of 3,568 shares vested, 1,555 shares of these shares were withheld to cover taxes, and a net of 2,013 shares were delivered.

(2)   Restricted stock awards vesting on 1/26/2006:

For Mr. Salow:  a total of 1,863 shares vested, 630 shares of these shares were withheld to cover taxes, and a net of 1,233 shares were delivered.

(3)   Restricted stock awards vesting on 1/27/2006:

For Mr. Salow:  a total of 1,484 shares vested, 502 shares of these shares were withheld to cover taxes, and a net of 982 shares were delivered.

(4)   Restricted stock awards vesting on 2/28/2006:

For Mr. Salow:  a total of 8,022 shares vested, 3,514 shares of these shares were withheld to cover taxes, and a net of 4,508 shares were delivered.

For Mr. Heath:  a total of 6,418 shares vested, 2,741 shares of these shares were withheld to cover taxes, and a net of 3,677 shares were delivered.

(5)   The value realized on vesting for these restricted stock awards was based on the fair market value of a share of our common stock on the date of vesting (the average of the high and low share price), as follows:

(i)   For 10/3/2006, the fair market value was $47.49 per share.

(ii)  For 1/26/2006, the fair market value was $43.655 per share.

(iii) For 1/27/2006, the fair market value was $42.725 per share.

(iv) For 2/28/2006, the fair market value was $46.26 per share.

Pension Benefits

The following table presents information about the participation of the named executive officers in our pension plans.  Assumptions used for purposes of valuation are included in the table’s footnotes.

Name	Plan	Number of Years Credited Service	Present Value of Accumulated Benefits(1)(2)	Payments Made During Fiscal 2006(2)
James M. Cracchiolo	Retirement Plan	24.67	$214,471	—
	Supplemental Retirement Plan	24.67	$1,092,601	—
	Total		$1,307,072	—
Walter S. Berman	Retirement Plan	38.17	$131,970	—
	Supplemental Retirement Plan	38.17	$682,958	$185,536
	Special Supplemental Retirement Plan		$205,343	$102,453
	Total		$1,020,271	$287,989
William F. Truscott	Retirement Plan	5.08	$37,623	—
	Supplemental Retirement Plan	5.08	$346,105	—
	Total		$383,728	—
Glen Salow	Retirement Plan	14.58	$83,607	—
	Supplemental Retirement Plan	14.58	$329,930	—
	Total		$413,537	—
Brian M. Heath	Retirement Plan	18.75	$100,673	—
	Supplemental Retirement Plan	18.75	$346,618	—
	Total		$447,291	—

(1)          The Ameriprise Financial Retirement Plan is a type of defined benefit pension plan commonly referred to as a cash balance plan that covers all eligible employees of the Company.  Each payroll period, Ameriprise credits the account of each participating employee with an amount equal to a percentage of the employee’s base salary for that period.  Ameriprise also credits each employee with a percentage of his or her annual incentive award at the time the compensation is paid.  The percentage varies with the employee’s age and years of service.  The table below shows the percentages Ameriprise uses to determine the amount of the credits under the retirement plan:

Sum of Age Plus Years of Service	Applicable Percentage
Less than 35	2.50%
35-44	3.24
45-59	4.25
60-74	5.75
75-89	8.00
90 or more	10.00

The retirement plan credits participants with interest on their balances.  The retirement plan sets the interest rate each year based on an average of the interest rates for various five-year U.S. Treasury Notes.  The minimum interest rate is 5%.  The maximum rate is the lower of 10% or a specific rate set by the U.S. government under the tax laws.   For 2006, the interest rate was 5.0%.

When an employee retires or terminates employment after completing five years of service, the retirement plan will pay out the cash balance amounts.  The retirement plan will make these payments in the form and at the time the employee elects, including payment in a single lump sum or as an annuity.  An annuity obligates the retirement plan to make payments in monthly installments over time, in amounts based on plan assumptions as to life expectancy and the value of making payments in the future.  Employees may choose similar methods of payment for benefits they earned before July 1, 1995.

The Ameriprise Financial Supplemental Retirement Plan is a non-qualified pension plan that allows participants to receive Company contributions on income that exceeds applicable limits under the Internal Revenue Code of 1986, as amended.  Company contributions related to the supplemental retirement plan vest after completing five years of service, reaching age 65, becoming disabled or dying.

The plan account balances for Messrs. Cracchiolo, Berman, Truscott, Salow and Heath under the retirement plan as of September 30, 2006 are $245,324, $133,307, $43,851, ,$94,165 and $117,339 respectively.  The plan account balances for Messrs. Cracchiolo, Berman, Truscott, Salow and Heath under the Ameriprise Financial Supplemental Retirement Plan as of September 30, 2006 are $1,249,777, $314,246, $403,401, $371,595, and $403,999 respectively.  The September 30, 2006, values shown in the table above for both the retirement plan and the supplemental retirement plan assume a discount rate of 5.85%, an interest crediting rate of 5.00% and a retirement age of 65.  The September 30, 2005 values assume a discount rate of 5.50%, an interest crediting rate of 5.00% and a retirement age of 65.

(2)          Amounts include special retirement benefits earned by Mr. Berman while employed with the American Express Company.  At spin-off from the American Express Company the liability for this benefit transferred to Ameriprise.  Mr. Berman retired from the American Express Company in 1998 and began receiving annual payments under the terms of this agreement.  Although Mr. Berman was re-hired in 2001, payments continue with final payments to be made in 2008.

Nonqualified Deferred Compensation

The following table contains information about the named executive officers’ deferrals and balances in the Company’s nonqualified deferred compensation plan, described below.

Name	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals / Distributions in Last Fiscal Year(4)	Aggregate Balance as of December 31, 2006(5)
James M. Cracchiolo	475,000	237,500	590,202	0	3,905,782
Walter S. Berman	350,000	175,000	37,272	15,188	337,272
William F. Truscott	300,000	150,000	89,781	0	670,583
Glen Salow	0	0	0	0	0
Brian M. Heath	0	0	172,944	0	1,097,776

(1)   These amounts reflect deferrals of 2006 compensation and are also included in the values reported in the Summary Compensation Table on page 51 in the column, “Non-Equity Incentive Plan Compensation.” Deferrals of annual incentive awards for 2006 will not be credited to deferral accounts until after December 31, 2006, and therefore are not included in the column captioned “Aggregate Balance as of December 31, 2006”.

(2)   These amounts are included in the Summary Compensation Table on page 51 in the column labeled “All Other Compensation.” Executives received company matching contributions on deferrals of 2006 compensation only if the executive elected to invest these deferrals in Ameriprise deferred share units. Matching contributions on deferrals of 2006 compensation will not be credited to Deferral Accounts until early 2007 and therefore are not included in the column, “Aggregate Balance as of December 31, 2006”.

(3)          These amounts include estimated above-market interest for 2006 of $379,960 for Mr. Cracchiolo, $21,928 for Mr. Berman, $99,319 for Mr. Heath, and $57,140 for Mr. Truscott. The deferred compensation plan was redesigned to eliminate the crediting of an above-market interest rate effective in 2007. Above-market interest was determined using the difference between the actual interest crediting rate for the respective year (detailed below) less 120% of the annual long-term IRS Applicable Federal Rate in effect for December of the year the deferral was credited to the named executive officer’s account.

(4)          Amounts include special retirement benefits earned by Mr. Berman while employed by the American Express Company. At spin-off from the American Express Company the liability for this benefit transferred to Ameriprise. Mr. Berman retired from the American Express Company in 1998 and began receiving annual payments under the terms of this agreement. Although Mr. Berman was re-hired in 2001, payments continue, with the final payment to be made in 2008.

(5)          Of the amounts reported, $475,000 for Mr. Cracchiolo, $300,000 for Mr. Berman, $0 for Mr. Heath, and $300,000 for Mr. Truscott, represent deferrals of 2005 compensation that were included within the Summary Compensation Table that was part of the 2006 Ameriprise annual meeting proxy statement.

Prior to the spin-off from the American Express Company, executive officers and other eligible employees participated in the American Express Company, deferred compensation program. At the time of the spin-off, the Company established a deferred compensation program that mirrored the American Express deferred compensation program for 2006. At the end of 2006 a new deferred compensation plan was designed, approved by the Compensation and Benefits Committee and communicated to eligible plan participants. The new plan design is effective beginning January 1, 2007. The following information describes key plan provisions before and after these changes.

During 2006 executive officers and other eligible employees could elect to defer base salary, annual incentive awards and long-term performance plan payments, up to one times annual base salary. As a transition for 2006, deferrals received an earnings credit that was based on a grid that was tied to the return on equity in 2006 for American Express. Earnings credited under the return on equity rate had a rolling five-year vesting requirement. If the employee terminated employment prior to vesting (other than for death, disability, or retirement), the earnings rate was the five-year Treasury Note yield. The 2006 actual return on equity crediting rate applied to all deferrals made during years 1994 through 2004 was 18.7%. The 2006 actual return on equity crediting rate on deferrals made after 2004 was 13.7%. Participants could elect a specific distribution date (minimum of 5 years following deferral) or elect to have distribution begin following retirement. Participants could elect to receive the account balance in a lump sum payment or in annual installments, not to exceed fifteen years. If employment terminated prior to retirement eligibility, a lump sum distribution was made six months after termination.

The new deferred compensation plan is effective January 1, 2007. Executive officers and other eligible employees can elect to voluntarily defer up to 50% of their annual incentive compensation. As part of the redesigned plan, the above-market interest earnings rate has been eliminated and replaced with a new lineup of investment options, including Ameriprise deferred share units and selected RiverSourceSM mutual funds. Participant account balances will appreciate or depreciate in value based on the actual performance of the investment allocations chosen by participants. To encourage employee ownership, employee deferrals up to 20% of annual incentive compensation will be eligible for a company matching contribution when the deferrals are allocated to Ameriprise deferred share units. All Company matching amounts are subject to three-year cliff vesting and will be allocated to Ameriprise deferred share units. As a transition to the new design, the Company match rate for the 2007 plan year will be 50% and then reduced to 25% in 2008. In addition, as a one-time transition opportunity, 2006 deferrals will also be eligible for this matching contribution, if directed to Ameriprise deferred share units. Once deferrals and any matching contributions are credited to Ameriprise deferred share units, the amounts cannot be transferred to other investment alternatives within the plan. At the time of enrollment, participants elect distribution dates for deferrals and related company match amounts, if applicable. Participants may elect to receive the account balance in a lump sum payment or in annual installments, not to exceed ten years.

Potential Payments Upon Termination or Change in Control

The Company does not have employment agreements with any of the named executive officers. At the time of the spin-off, the Company implemented the Ameriprise Financial Senior Executive Severance Plan. A similar plan covered the named executive officers when they were part of the American Express Company prior to spin-off. The severance plan provides for a competitive level of compensation and benefits in the event that an executive covered under the plan is involuntarily terminated by the Company not for cause.

The dollar amounts disclosed in the following tables are based on various assumptions and estimates involving hypothetical situations as of December 31, 2006. Actual amounts paid out, if any, in the future may differ materially from the amounts disclosed in the tables.

Severance Compensation

The severance plan requires the Company to provide compensation to an executive in the event of his or her involuntary termination, not for cause, as defined under the plan. The severance period may range from one to three years, dependent upon position and length of service with the Company. The amount of the compensation payable under the severance plan is based on annual total cash compensation, defined as the base salary in effect at termination plus the greater of the highest annual bonus received over the previous three years or target bonus. Based on a hypothetical termination as of December 31, 2006, the estimated amount of compensation payable to each named executive officer under the severance plan for each situation is listed in the table below.

Name	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Termination	Involuntary or Good Reason Termination (Change in Control)
James M. Cracchiolo	$0	$0	$17,550,000	$17,550,000
Walter S. Berman	$0	$0	$3,400,000	$5,100,000
William F. Truscott	$0	$0	$6,900,000	$10,350,000
Glen Salow	$0	$0	$3,000,000	$4,500,000
Brian M. Heath	$0	$0	$2,700,000	$4,050,000

Benefits Continuation

Under the severance plan, an executive is also provided with continued participation in the medical and dental plans that apply to all employees. The executive is required to continue paying the employee portion of premiums during this continuation period. The severance plan also provides that following a change in control and in the event of involuntary termination, not for cause, or termination for good reason, the executive will receive a special retirement contribution equal to the company contributions that would have been made on his or her behalf to the Company’s retirement and 401(k) plans during the severance period. Based on a hypothetical termination as of December 31, 2006, the estimated value of continued participation in benefit plans or the special retirement contribution for each named executive officer under the severance plan is listed in the table below.

Name	Medical and Dental Plan Continuation	Special Retirement Contribution
James M. Cracchiolo	$17,889	$1,200,375
Walter S. Berman	$26,097	$611,250
William F. Truscott	$33,826	$541,125
Glen Salow	$21,768	$365,625
Brian M. Heath	$25,602	$306,000

Release and Restrictive Covenants

As a condition for receiving the compensation and benefits available under the severance plan, the executive is required to agree to a waiver of claims against the Company and is bound by restrictive covenants that include: non-solicitation of customers and employees; confidentiality of business data; non-denigration of the Company and its officers, directors and agents; and non-competition with the Company. These restrictive covenants apply during the entire severance period that the executive is receiving compensation under the severance plan.

Parachute Payment Tax Gross-Up

Upon a change in control of the Company, the executive may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. Under the severance plan, the Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes. If a termination in connection with a change in control had occurred on December 31, 2006, the total Section 280G excise tax and gross up cost is estimated to be $14,207,532 for Mr. Cracchiolo, $3,733,432 for Mr. Berman, $5,100,785 for Mr. Truscott, $0 for Mr. Salow, and $2,089,826 for Mr. Heath. These estimated tax gross up amounts assume a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, and applicable state income tax rates. For this analysis, it does not consider the extent to which portions of parachute payments may be attributed to reasonable compensation for services and carrying out a non-compete/non-solicit. The payment of the 280G tax gross up will be payable to the executive under the severance plan regardless of whether the executive’s employment with the Company is terminated.

Acceleration of Awards Under the 2005 Incentive Compensation Plan

The named executive officers have outstanding long-term incentive awards under the Ameriprise Financial 2005 Incentive Compensation Plan. These awards consist of stock options, restricted stock, and target awards under the Long-Term Performance Plan. Under the Incentive Compensation Plan and terms of its award agreements, upon a change in control of the Company, there is an accelerated vesting of any outstanding awards. In the event of death or disability, there is also accelerated vesting for stock options and restricted stock, and an acceleration of vesting on a prorated basis for any outstanding long-term performance plan awards. Based on a hypothetical change in control as of December 31, 2006, and assuming a closing share price on that date of $54.50, the following table sets forth the estimated current value of the acceleration of vesting for long-term incentive awards upon a change in control or the death or disability of the executive.

Name	Accelerated Stock Option Value Following CIC* or Death/Disability	Accelerated Restricted Stock Value Following CIC* or Death/Disability	Accelerated Long-Term Performance Plan Award Value Following Involuntary Termination not for Cause after CIC*	Accelerated Long-Term Performance Plan Award Value Following Death/Disability
James M. Cracchiolo	$28,554,387	$9,625,245	$4,633,500	$4,389,632
Walter S. Berman	$4,812,169	$1,497,715	$1,083,150	$1,026,142
William F. Truscott	$8,253,166	$1,404,030	$1,238,300	$1,173,126
Glen Salow	$13,956,251	$1,771,578	$2,366,300	$2,241,758
Brian M. Heath	$5,312,755	$917,018	$759,900	$719,905

*                    Change in control of the Company

Also under the Incentive Compensation Plan, there are certain provisions that apply to the treatment of long-term incentive awards in the event that an executive retires from the Company. Based on a hypothetical retirement as of December 31, 2006, and a closing share price on that date of $54.50, the following table sets forth the current value of the acceleration of vesting for long-term incentive awards upon retirement. Retirement is defined for these estimates as attaining at least age 62 with a minimum of ten years of service.

Name	Accelerated Stock Option Value For Retirement	Accelerated Restricted Stock Value For Retirement	Accelerated Long-Term Plan Award Value For Retirement
James M. Cracchiolo	$0	$9,625,245	$4,227,900
Walter S. Berman	$0	$1,497,715	$1,036,750
William F. Truscott	$0	$1,404,030	$1,148,100
Glen Salow	$0	$1,771,578	$2,377,900
Brian M. Heath	$0	$917,018	$720,900

Payout of Deferrals under the Deferred Compensation Plan

Named executive officers are eligible to participate in the deferred compensation plan described beginning on page 57. In the event of death, disability or retirement, the deferral balance and any earnings credited are paid out according to the payout elections made by the participant. Upon a change in control of the Company, vesting on credited earnings is accelerated, an additional two year’s worth of interest is credited at the most recent rate, and the total value is distributed immediately following the change in control. Based on deferral balances as of December 31, 2006, the following table sets forth the payout value of the deferred compensation plan accounts for various events.

Name	Total Payout Value for Voluntary or Involuntary Termination Not for Cause	Total Payout Value upon Death, Disability, or Retirement	Total Payout Value Upon Change in Control
James M. Cracchiolo	$3,037,967	$3,905,782	$5,086,185
Walter S. Berman	$311,018	$337,272	$411,814
William F. Truscott	$571,499	$670,583	$850,145
Glen Salow	$0	$0	$0
Brian M. Heath	$1,097,776	$1,097,776	$1,443,663

CERTAIN TRANSACTIONS

Related Person Transaction Review Policy

Our Audit Committee has adopted a written policy which provides procedures for the review, approval or ratification of certain transactions required to be reported under applicable rules of the Securities and Exchange Commission. Any amendments to the policy require Audit Committee approval.

Reportable transactions include those in which we are a participant and in which a related person has a direct or indirect interest.  Related persons include: our directors, director nominees, and executive officers; any person known by us to be the beneficial owner of more than five percent of our voting securities; and certain family members of, or certain other persons sharing the household of, any of our directors, director nominees or executive officers or holders of more than five percent of our voting securities.

Standards to be applied to the review of related person transactions which include, but are not limited to, the following:

•       Materiality of such transaction

•       Benefits of such transaction to us

•       Structure of such transaction

•       The extent of the related person’s interest, benefit or influence in such transaction

•       Whether the terms of such transaction are on an arm’s length basis with terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances or otherwise can be determined as fair to us

•       Whether means are available to manage any actual or apparent conflict of interest that may arise under such transaction following the time it is approved or entered into

The Audit Committee of our Board of Directors, as well as the Audit Committee’s Chairman acting alone under delegated authority, have the responsibility to review, approve, disapprove or ratify related person transactions. Any Audit Committee member who is a related person under a transaction that is the subject of review is recused from voting upon any approval, disapproval or ratification of that transaction. Conditions operative to the transaction or to the relationship with the related person may be included in an approval or ratification.

Transactions With Other Companies

In the usual course of our business, we have transactions with many other firms. Some of the directors or officers of these firms may also serve as directors or officers for us or our subsidiaries. We carry out our transactions with these firms on customary terms. The directors and officers who serve us, our subsidiaries or the other firms involved may not have knowledge of these transactions.

We own $30 million principal amount 6.75% debt securities due September 15, 2011 issued by ConAgra Foods, Inc. (ConAgra). Director Robert F. Sharpe, Jr. is an executive officer of ConAgra. We acquired these securities in the usual course of our investment activities, several years prior to the time Mr. Sharpe joined our Board.

We own $19.6 million principal amount of General Mills, Inc. (General Mills) 6.0% debt securities due February 15, 2012. Director Siri S. Marshall is an executive officer of General Mills. We acquired these securities in the usual course of our investment activities, several years or months prior to the time Ms. Marshall joined our Board.

We provide investment management services to employee benefit plans sponsored by General Mills and have done so for a number of years prior to the time Ms. Marshall joined our Board. We charged General Mills approximately $266,000 for these services in 2006.

We provide investment management services to employee benefit plans sponsored by SUPERVALU, INC. (SuperValu) and have done so for a number of years prior to the time when director Jeffrey Noddle, who is an executive officer of SuperValu, joined our Board. We charged SuperValu approximately $246,000 for these services in 2006.

Transactions Between the Company and Our Directors and Officers

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. By way of example, our broker-dealer subsidiary Ameriprise Financial Services, Inc. may extend margin loans (except margin loans to acquire the Company’s stock) to our directors and executive officers under their brokerage accounts. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries.

Our executive officers and directors may also have transactions with us or our subsidiaries involving other goods and services, such as insurance and investment services. These transactions are also in the usual course of our business and we provide them on terms that we offer to our employees (with respect to executive officers) or to the public (with respect to our outside directors) generally.

Until December 2005 the late Harlan J. Noddle, brother of director Jeffrey Noddle, held controlling interests in three special-purpose real estate development limited partnerships that have limited-recourse mortgage loans from our subsidiary now known as RiverSourceSM Life Insurance Company (RiverSourceSM Life) with an aggregate outstanding balance of $5.8 million as of December 31, 2005. The loans were made on arm’s length terms in the ordinary course of business by RiverSourceSM Life in 1997 (one loan) and 2001 (two loans). We have been advised that, in the disposition of Harlan J. Noddle’s estate, neither Jeffrey Noddle nor any of Jeffrey Noddle’s immediate family members (as defined in applicable SEC regulations) will have a beneficial interest in any of the partnerships.

Transactions with Significant Shareholders

On March 29, 2006, we purchased 6.4 million shares of our common stock from Berkshire Hathaway Inc. and certain of its affiliates, who collectively were beneficial owners of more than 12% of our shares outstanding at the time. We paid a price per share equal to the March 29, 2006 closing price on the New York Stock Exchange of $42.91.

In the usual course of our business, we obtain investment advisory or sub-advisory services from Davis Selected Advisers, L.P. and its affiliates (Davis), and we provide to Davis distribution services and marketing support of Davis’ products to our clients. Davis charged us approximately $4.2 million for 2006 investment advisory or sub-advisory services, and we received approximately $868,000 in marketing support payments from Davis for 2006.

In the usual course of our business, we provide to FMR Corp. or its affiliates (“FMR”) distribution services and marketing support of FMR’s products to our clients. We received approximately $25.9 million in marketing support payments from FMR for 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with us, the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any of the Company’s equity securities. With respect to 2006, to the best of our knowledge, all required report forms were filed on a timely basis, except that one transaction was reported for Mr. Salow by his attorney in fact  on a Form 4 after the reporting due date for the transaction. In making this statement, we have relied in part on the written representations of our current non-management directors and our current executive officers, and on copies of the reports provided to us.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION
OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF SHAREHOLDERS

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for the 2008 Annual Meeting of Shareholders, our corporate secretary must receive the proposal at our principal executive offices by November 21, 2007.

Under our by-laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the corporate secretary of the Company at our principal executive offices. We must receive notice as follows:

•       Normally we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days or more than 120 days before the first anniversary of the prior year’s meeting. Assuming that our 2007 Annual Meeting is held on schedule, we must receive notice pertaining to the 2008 Annual Meeting no earlier than December 27, 2007, and no later than January 26, 2008.

•       However, if we hold the annual meeting on a date that is not within 30 days before or 70 days after such anniversary date, we must receive the notice no more than 120 days before the annual meeting date and no later than the later of the 90th day prior to the annual meeting date or ten days after our first public announcement of the annual meeting date.

•       If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no earlier than the 120th day prior to the special meeting date and no later than the later of the 90th day prior to the special meeting date or ten days after our first public announcement of the special meeting date and the nominees proposed by the Board.

Our amended and restated by-laws require a nominee to deliver signed forms of a questionnaire, representation, and agreement that our corporate secretary will provide upon request. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the annual meeting, any material interest of the shareholder in the business and certain other information about the shareholder.

The Board and our management have not received notice of, and are not aware of, any business to come before the meeting other than the items we refer to in this proxy statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

* * * *

We have mailed our 2006 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our 2006 Form 10-K, excluding certain exhibits, please contact Thomas R. Moore, Corporate Secretary, Ameriprise Financial, Inc., 1098 Ameriprise Financial Center, Minneapolis, Minnesota 55474. We will provide a copy without charge.

Please vote by telephone or the Internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. We encourage you to attend the April 25, 2007, meeting. We will not require tickets for admission to the meeting. However, to assure that attendance is limited to shareholders, if you are not a registered shareholder please bring with you some proof of Ameriprise common stock ownership, such as a current brokerage statement, and an identification bearing a photograph. No cameras, cellular telephones or pagers will be allowed to be used in the meeting room.

By order of the Board of Directors,
THOMAS R. MOORE
Vice President, Corporate Secretary and Chief Governance Officer

Exhibit A

AMERIPRISE FINANCIAL
2005 INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective April 25, 2007)

1.   Purpose of the Plan

The Plan is intended to promote the interests of the Company and its stockholders by providing the eligible employees, non-employee directors and independent contractors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.  The Plan is designed to meet this intent by providing such eligible persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.   Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

2.1   “Ameriprise Financial” means Ameriprise Financial, Inc., a Delaware corporation and any successor thereto.

2.2   “Award” means an Option, Stock Appreciation Right, Award of Restricted Stock, Award of Restricted Stock Units, Other Share-Based Award or Performance Award issued under the Plan.

2.3   “Award Agreement” means any written agreement or other instrument or document evidencing an Award under the Plan, including through an electronic medium.

2.4   “Board” means the board of directors of Ameriprise Financial.

2.5   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

2.6   “Committee” means the Compensation and Benefits Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.  The Committee shall consist of no fewer than two Directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (b) an “outside director” within the meaning of Section 162(m) of the Code, and (c) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (the “NYSE”)(or such other principal securities market on which the Shares are traded).

2.7   “Company” means Ameriprise Financial and all of its Subsidiaries, collectively.

2.8   “Covered Employee” means an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.9   “Director” means a non-employee member of the Board.

2.10 “Dividend Equivalents” has the meaning set forth in Section 11.7.

2.11 “Employee” means any employee of the Company and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.13 “Fair Market Value” means, with respect to the Shares as of any date, the per-Share closing price as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of  Shares on the NYSE composite tape on such date, then the per-Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law.  The Fair Market Value of any property other than Shares shall be the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14 “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15 “Other Share-Based Award” means any Award of Shares or other Award that is valued in whole or in part by reference to, or is otherwise based on, Shares.

2.16 “Participant” means an Employee, Director or independent contractor of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

2.17 “Payment Share” means Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards granted solely in lieu of the cash payment of the employee-deferral portion (and the earnings on such portion) of a Participant’s account under a nonqualified deferred compensation plan or similar arrangement of the Company, on a dollar-for-dollar basis based on the Fair Market Value of such Shares, Restricted Stock, Restricted Stock Units or Other Share-Based Awards at the time of payment; for the avoidance of doubt, a “Payment Share” shall not include any grant made in payment of any Company contribution (or the earnings thereon) under a nonqualified deferred compensation plan or similar arrangement of the Company regardless of whether such payment is made in lieu of cash.

2.18 “Performance Award” means an Award granted under Section 9 contingent on the achievement of enumerated performance goals, pursuant to which the Participant may become entitled to receive cash, Shares or property, or other forms of payment, or any combination thereof, as determined by the Committee.

2.19 “Performance Period” means the period of time during which the performance goals under a Performance Award must be met.

2.20 “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

2.21 “Plan” means this Ameriprise Financial 2005 Incentive Compensation Plan, as it may be amended from time to time.

2.22 “Related Employment” means the employment or performance of services by an individual for any Person other than the Company, provided, that (a) such employment or performance of services is undertaken by the individual at the request of the Company, (b) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or was engaged in Related Employment as herein defined and (c) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment.

2.23 “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, including any restriction on the right to vote such Share and the right to receive any dividends, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.24 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25 “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.26 “Shares” means the shares of common stock of Ameriprise Financial, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 13.

2.27 “Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7.

2.28 “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

2.29 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines.

2.30 “Vesting Period” means the period of time specified by the Committee during which an Award is subject to vesting restrictions.

3.   Available Shares

3.1   Number of Shares.

(a)         Subject to adjustment as provided in Section 13, a total of 37,900,000 Shares shall be authorized for issuance under the Plan.  Of such total, no more than 4,400,000 Shares may be used for Awards other than Options or Stock Appreciation Rights.

(b)         For purposes of counting Shares against the Share reserves under Section 3.1 (a):  (i) Awards denominated solely in Shares (such as Options, Stock Appreciation Rights and Restricted Stock) and other Awards that may be exercised for or convertible into Shares will be counted against the reserve on the date of grant of the Award based on the maximum number of Shares underlying the Award; and (ii) Awards denominated in other than Shares that are not exercisable for or convertible into Shares will be counted based on the number of Shares issued.

(c)         If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(d)         For the avoidance of doubt, in the event that (i) any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall NOT become available for issuance under the Plan.

(e)         Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.  Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2   Character of Shares.  Any Shares issued under the Plan may consist, in whole or in part, of either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

4.   Administration of the Plan

4.1   Administration.  The Plan shall be administered by the Committee.

4.2   Authority.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:  (a) select the Employees and independent contractors to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant under the Plan; (c) determine the number of Shares to be covered by each Award granted under the Plan; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under the Plan; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (h) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (k) determine whether any Award (other than an Option or Stock Appreciation Right) will have Dividend Equivalents; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and whether employment for any Person other than the Company shall constitute Related Employment for any purposes of the Plan.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including any Participant and any Subsidiary.  Any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

4.3   Prohibition Against Repricing.  Notwithstanding Section 4.2 or any other provision of the Plan, except for adjustments pursuant to Section 10.6 or Section 13, the Committee shall not reprice, adjust or amend the exercise price of Options or the strike price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the stockholders of the Company.  For purposes of the Plan, the term “reprice” shall mean:  (a) the reduction, directly or indirectly, in the per-Share price of an outstanding Option or Stock Appreciation Right by amendment, cancellation or substitution; (b) any action that is treated as a repricing under generally accepted accounting principles; (c) canceling an Option or Stock Appreciation Right in exchange for another Option, Stock Appreciation Right or other equity security

(unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (d) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Company are traded.  In addition, notwithstanding any other provision in the Plan to the contrary, an Option may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Option having an exercise price below that of the Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction, or such action is approved by the stockholders of the Company.  Any amendment or repeal of this Section 4.3 shall require the approval of the stockholders of the Company

4.4   Delegation.  To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NYSE (or such other principal securities market on which the Shares are traded), the Committee may delegate to (a) committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (b) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to persons who are not executive officers (within the meaning of Rule 16a-1 under the Exchange Act) of the Company, subject to such restrictions and limitation as the Committee may specify.

4.5   Liability.  No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Ameriprise Financial shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.   Eligibility

5.1   Eligible Participants.  Any Employee, Director or independent contractor of the Company shall be eligible to be selected as a Participant and to receive Awards pursuant to the Plan.

5.2   Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

6.   Options

6.1   Grant.  Options may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan.

6.2   Exercise Price.  Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option.

6.3   Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.  Except for Substitute Awards, Options granted to a person newly hired or retained to perform services for the Company, Options granted in connection with the promotion of an Employee, or the death, disability, retirement or other termination of a Participant, or the occurrence of a corporate transaction (including, but not limited to, a Change in Control), Options may not be exercisable before the expiration of one year from the date the Option is granted.

6.4   Exercise.

(a)         Vested Options granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)         Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of Shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing.  In no event may any Option granted under the Plan be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

6.5   Incentive Stock Options.  The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any Employee, subject to the requirements of Section 422 of the Code.  The Award Agreement evidencing the award of an “incentive stock option” shall clearly identify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.  Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 5,000,000 Shares, subject to adjustments provided in Section 13.

7.   Stock Appreciation Rights

7.1   Grant.  Stock Appreciation Rights may be granted under the Plan to Participants (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

7.2   Strike Price.  Other than in connection with Substitute Awards, the per-Share strike price under any Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Stock Appreciation Right (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option).

7.3   Term.  The term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted, except in the event of death or disability.  Except for Substitute Awards, Stock Appreciation Rights granted to a person newly hired or retained to perform services for the Company, Stock Appreciation Rights granted in connection with the promotion of an Employee, or the death, disability, retirement or other termination of a Participant, or the occurrence of a corporate transaction (including, but not limited to, a Change in Control), Stock Appreciation Rights may

not be exercisable before the expiration of one year from the date the Option is granted.  The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.4   Exercise.

(a)         Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares covered thereby to which the Stock Appreciation Right is exercised.  The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.  In no event may any Stock Appreciation Right granted under the Plan be exercised for a fraction of a Share.

(b)         Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the strike price of the Stock Appreciation Right.  The Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

8.   Restricted Stock, Restricted Stock Units and Other Share-Based Awards

8.1   Grant.  Awards of Restricted Stock and of Restricted Stock Units and Other Share-Based Awards may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan, and such Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  An Award of Restricted Stock or Restricted Stock Units or Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering the Vesting Period.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company as a condition precedent to the issuance of Restricted Stock, Restricted Stock Units or Other Share-Based Award.

8.2   Term.  Except for Substitute Awards, Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to a person newly hired or retained to perform services for the Company, Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted in connection with the promotion of an Employee, or the death, disability, retirement or other termination of a Participant, or the occurrence of a corporate transaction (including, but not limited to, a Change in Control), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Awards of Restricted Stock and Restricted Stock Units and Other Share-Based Awards subject solely to the continued employment of Employees shall have a Vesting Period of not less than three years from the date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (a) grants to new hires to replace forfeited awards from a prior employer, (b) grants of Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation, (c) Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted as Payment Shares, or (d) grants not in excess of five percent of the number of shares available for Awards under Section 3.1(a).  Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code in the case of an Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.  The minimum Vesting Period requirements of this Section shall not apply to Awards of Restricted Stock or Restricted Stock

Units or Other Share-Based Awards granted to Directors or any consultant or advisor who provides services to the Company.

8.3   Rights of Holders.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of an Award of Restricted Stock, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares.  A Participant receiving an Award of Restricted Stock Units or Other Share-Based Award shall not possess voting rights with respect to such Award.  Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award.

8.4   Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.   Performance Awards

9.1   Grant.  Performance Awards may be granted under the Plan to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.

9.2   Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.3   Payment.  Except as may otherwise be provided in an Award Agreement, Performance Awards will be paid only after the end of the relevant Performance Period.  The amount of the Award to be paid shall be conclusively determined by the Committee.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.   Qualifying Awards

10.1 Grant.  Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award of Restricted Stock or Restricted Stock Units, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

10.2 Performance Criteria.   If the Committee determines that an Award of Restricted Stock or Restricted Stock Units, a Performance Award or an Other Share-Based Award is intended to be subject to this Section 10, the lapsing of restrictions thereon and the payment of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following:  (a) net income or operating net income (before or after taxes, interest, depreciation, amortization or nonrecurring or unusual items); (b) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria; (c)  revenue or net sales; (d) gross profit or operating gross profit; (e) cash flow; (f) productivity or efficiency ratios; (g) share price or total shareholder return; (h) earnings per share; (i) budget and expense management; (j) customer and product measures, including market share, high value client growth, and customer growth; (k) working capital turnover and targets; (l) margins; and (m) economic value added or other value added measurements, in any such case (i) considered absolutely or relative to historic performance or relative to one or more other businesses and (ii) determined for the Company or any business unit or division thereof.  The measurement of any performance goal may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.  Any performance goal may be used to measure the performance of Ameriprise Financial or a Subsidiary as a whole or any business unit of Ameriprise Financial or any Subsidiary, or any combination thereof, as the Committee may deem appropriate, or any of the above performance goals as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of Section 162(m) of the Code.

10.3 Individual Award Limits.  Subject to adjustment as provided in Section 10.6 and excluding Substitute Awards, the maximum number of Shares that may be covered by Awards granted under the Plan to any single Participant in any calendar year shall not exceed 3 million shares.  The amount payable to any Participant with respect to any calendar year for all Awards paid in cash shall not exceed $25 million.  For purposes of the foregoing sentence, the calendar year or years in which amounts under Awards are deemed paid or received shall be as determined by the Committee.

10.4 Discretionary Reduction.  The amount payable with respect to an Award that is subject to the provisions of this Section 10 shall be determined in any manner permitted by Section 162(m) of the Code.  The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award that is subject to the provisions of this Section 10, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant performance goals.  For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

10.5 Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.6 Anti-Dilution Adjustment.  In the event of a change in the outstanding Shares by reason of any change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger of Ameriprise Financial into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spin-off or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by Ameriprise Financial, the Committee shall make such adjustment in:  (a) the individual Award maximums under Section 10.3; and (b) the class and number of shares subject to any Awards granted under the Plan that are subject to the provisions of this Section 10 (provided that the number of shares of any class subject to Awards shall always be a whole number), to reflect any such change as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.  Such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code.  In addition, with respect to Awards subject to Section 409A of the Code, any adjustments or substitutions under this Section 10.6 shall conform to the requirements of Section 409A of the Code.

11.   Generally Applicable Award Provisions

11.1 Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

11.2 Award Terms May Vary by Participant.  The terms of Awards need not be the same with respect to each Participant.

11.3 No Obligation to Exercise.  The grant of an Award to a Participant under the Plan shall impose no obligation upon such Participant to exercise such Award.

11.4 No Right to Continued Employment or Service.  Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

11.5 Nontransferability.  Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed or have otherwise been waived by the Committee.  No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

11.6 Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

11.7 Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

11.8 Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.  If the Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

12.   Change in Control

12.1 For purposes of the Plan and any Award Agreement, “Change in Control” means the occurrence of any of the following:

(a)         any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of 25 percent or more of the combined voting power of Voting Securities; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company; and provided, further that a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of 25 percent or more of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, except that a Change in Control shall occur if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company, and after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficial Owner of 25 percent or more of the outstanding Voting Securities;

(b)         the individuals who, as of September 30, 2005, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however that if the election or appointment, or nomination for election by Ameriprise Financial’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)         the consummation of:

(i)           a merger, consolidation, reorganization or similar transaction (any of the foregoing, a “Business Combination”) with or into Ameriprise Financial or in which securities of Ameriprise Financial are issued, unless such Business Combination is a Non-Control Transaction;

(ii)          a complete liquidation or dissolution of the Company; or

(iii)         the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

12.2 “Non-Control Transaction” means a Business Combination involving Ameriprise Financial where:

(a)         the holders of Voting Securities immediately before such Business Combination own, directly or indirectly immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities;

(b)         the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation; and

(c)         no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company, is a Beneficial Owner of 25 percent or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such Business Combination.

12.3 “Voting Securities” means, at any time, Ameriprise Financial’s then outstanding voting securities.

12.4 Change in Control.  The Committee may determine and set forth in each Award Agreement the effect of a Change in Control on such Award.

13.   Anti-Dilution Adjustments

In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by Ameriprise Financial of all or part of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in:  (a) the class and aggregate number of shares that may be delivered under the Plan as described in Section 3.1(a); (b) the class and aggregate number of shares that may be delivered under the Plan as Awards other than Options or Stock Appreciation Rights described in Section 3.1(a); (c) the class and aggregate number of shares that may be delivered under the Plan as “incentive stock options” as described in Section 6.5; (d) the class, number and exercise/strike price of outstanding Options and Stock Appreciation Rights; and (e) the class and number of shares subject to any other Awards (except for Awards subject to the provisions of Section 10, for which permitted adjustments are provided by Section 10.6) granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.  With respect to Awards subject to Section 409A of the Code, any adjustments or substitutions under this Section 13 shall conform to the requirements of Section 409A of the Code.

14.   Amendment and Termination

14.1 Board Authority to Amend or Terminate the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 10.6 or Section 13), (b) expand the types of Awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 4.3,  6.2 or  7.2, (e) increase the maximum permissible term of any Option specified by Section 6.3 or the maximum permissible term of a Stock Appreciation Right specified by Section 7.3, or (f) amend any provision of Section 10.3.  Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

14.2 Effect of Amendment or Termination on Outstanding Awards.  Except as expressly provided in the Plan, no action under Section 14.1 may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award.

14.3 Savings Clause.  No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

15.   Miscellaneous

15.1 No Right to Awards.  No person shall have any claim or right to receive an Award under the Plan.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.2 Rights as a Stockholder.  Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Shares.  No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 11.7.

15.3 Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

15.4 Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

15.5 Expenses and Receipts.  The expenses of the Plan shall be paid by Ameriprise Financial.  Any proceeds received by Ameriprise Financial in connection with any Award will be used for general corporate purposes.

15.6 Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

15.7 Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.8 Governing Law.  The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York, without regard to its conflict of law principles.

15.9 Effective Date and Term of Plan.  The Plan was adopted by the Board on September 30, 2005, subject to the approval of the Plan by the stockholders of Ameriprise Financial.  No grants of Awards may be made under the Plan after September 30, 2015.  The Plan was amended and restated by the Board on February 22, 2007, subject to the approval of the Plan by the stockholders of Ameriprise Financial.

*     *     *     *     *

Exhibit B

AMERIPRISE FINANCIAL, INC.
CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE
AS AMENDED BY THE BOARD OF DIRECTORS ON
JANUARY 30, 2007

INTRODUCTION

The Board of Directors has adopted the categorical standards set forth below to assist it in determining whether or not certain relationships between its directors and the Corporation or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) are “material relationships” for purposes of Section 303A.02(a) of the New York Stock Exchange Listed Company Manual.

Relationships not described in these categorical standards will be evaluated on an individual basis as provided for in Section 303A.02(a). A director who has a relationship with the Corporation or its subsidiaries that is not described in these categorical standards nevertheless may be determined to be independent by the Board of Directors. In such a case, the Board’s basis for the determination of independence will be specifically explained in the proxy statement for the annual meeting of shareholders at which any director is standing for election to the Board of Directors.

The term “ immediate family members” as used in these categorical standards is defined in the general commentary to Section 303A.02(b) to include a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

APPLICATION OF CATEGORICAL STANDARDS

None of the relationships described below shall be deemed to be a “material relationship” between a director and the Corporation and thus a director having such a relationship may be deemed to be “independent” for purposes of Section 303A.02, unless the relationship causes the director not to be independent as a result of any of the provisions of Section 303A.02(b). The provisions of Section 303A.02(b) establish mandatory independence standards involving the employment, affiliations, and compensation of a director or an immediate family member. Also, a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives from, the Corporation or its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold (the “Payments Test”).

In applying these categorical standards, the Corporation’s Board of Directors will take into account any “look-back” or transition period specified for purposes of Section 303A of the New York Stock Exchange Listed Company Manual.

(1)   Relationships arising in the ordinary course of business.   Lending, deposit, banking, investment, or other financial service relationships (such as those involving financial planning, annuities, insurance, mutual funds, fiduciary, brokerage, investment management, custody, capital markets, treasury management, or similar products and services) or other relationships involving the provision of investments, products or services either by or to the Corporation or its subsidiaries and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director will not be considered “material relationships” if the following conditions and the Payments Test are satisfied:

(a)    the investments, products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated parties;

(b)   the relationship does not involve the provision of consulting, legal, or accounting services to the Corporation or its subsidiaries by the director or immediate family member personally when the Corporation or a subsidiary is the primary client of the director or immediate family member, or by a firm of which the director or immediate family member is a partner, managing member, principal, or an executive officer with significant policy-making authority over the firm; and

(c)    any extension of credit: (i) was made in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with similarly situated parties; (ii) is performing; and (iii) complies with any additional requirements imposed on the extension of credit by applicable laws and regulations.

(2)   Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner.   Any relationship not described in Section (1), above, between the Corporation or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder or partner will not be considered a “material relationship,” provided the director is not a principal shareholder of the company or a principal partner of the partnership. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25 percent or more general partnership interest, or more than a 10 percent overall partnership interest and has the single largest interest in the partnership. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

(3)   Contributions made or pledged to charitable organizations.   Contributions made to any charitable organization pursuant to a matching gift program maintained by the Corporation or by its subsidiaries or by any foundation sponsored by or associated with the Corporation or its subsidiaries are not considered to be a “material relationship” and shall not be included in calculating the materiality threshold set forth in (a), below. Other contributions made or pledged by the Corporation, its subsidiaries, or by any foundation sponsored by or associated with the Corporation or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee will not be considered a “material relationship” if the following conditions are satisfied:

(a)    within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues for that fiscal year; and

(b)   the charitable organization is not a family foundation created by the director or immediate family member.

(4)   Certain familial relationships.   A relationship involving a director’s relative will not be considered a “material relationship” solely by virtue of the familial relationship if the relative is not an immediate family member of the director.

(5)   Certain social and other relationships.   Any relationship that is based solely on common membership in or affiliation with a social, civic, alumni, religious, charitable, educational, or other similar institution, organization or club will not be considered a “material relationship.”

1098 AMERIPRISE FINANCIAL CENTER MINNEAPOLIS, MN 55474

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Participants in the 401(k) Plans have an earlier voting deadline, described below. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Ameriprise Financial, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Participants in the 401(k) Plans have an earlier voting deadline, described below.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ameriprise Financial, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone
you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMERI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERIPRISE FINANCIAL, INC.

The	Board	of Directors recommends a vote
FOR	the listed nominees and Items 2 and 3.

Item	1.	Election of Directors.
Nominees:			For	Against	Abstain			For	Against	Abstain

	1a.	James M. Cracchiolo	☐	☐	☐	Item 2.	Proposal to approve the Amended and	☐	☐	☐
Restated Ameriprise Financial 2005
Incentive Compensation Plan.
	1b.	Warren D. Knowlton	☐	☐	☐	Item 3.	Proposal to ratify the Audit Committee’s	☐	☐	☐
selection of Ernst & Young LLP as
independent registered public accountants
	1c.	H. Jay Sarles	☐	☐	☐		for 2007.

	1d.	Robert F. Sharpe, Jr.	☐	☐	☐	Notice to participants in the AMERIPRISE FINANCIAL 401(k) PLAN
(“AMP 401(k)”) or the AMERICAN EXPRESS COMPANY INCENTIVE SAVINGS PLAN (“AXP ISP”):
NOTE: Please sign as name appears printed			above. Joint owners
should each sign. When signing as attorney, executor, administrator,
corporate officer, trustee or guardian, please give full title.						If you participate in the AMP 401(k) or the AXP ISP, your proxy card includes shares that the relevant plan has credited to this account.
For address changes and/or comments, please check this box					☐
and write them on the back where indicated.						To allow sufficient time for the AMP 401(k) and the AXP ISP trustees to
			Yes	No		vote, the trustees must receive your voting instructions by 10:00 a.m.
AXP ISP trustee does not receive your instructions by that date, the trustee
Please indicate if you plan to attend this meeting.			☐	☐		will vote the shares in the same proportion of votes that the trustee receives from other AMP 401(k) and/or AXP ISP participants who did vote.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature of Joint Owners (if applicable)		Date

---------------------------------------------------------------------------------

AMERIPRISE FINANCIAL, INC.

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders on
Wednesday, April 25, 2007

The undersigned hereby appoints Walter S. Berman, John C. Junek, and Thomas R. Moore, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of Ameriprise Financial, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Ameriprise Financial Inc.’s Minneapolis headquarters, 707 Second Avenue South, Minneapolis, Minnesota 55474, on Wednesday, April 25, 2007, at 11:00 a.m., Minneapolis time, and at any adjournment(s) of the meeting, as indicated on the reverse side of this proxy card, with respect to the proposals set forth in the proxy statement, and in their discretion upon any matter that may properly come before the meeting or any adjournment(s) of the meeting. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help Ameriprise Financial, Inc. reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone. Follow the instructions on the reverse side of this card. If you vote by Internet or telephone, you do NOT need to mail back your proxy card.

If you choose to submit your voting instructions by mail, mark, sign and date this proxy card on the reverse side and return it promptly in the business reply envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

P R O X Y

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(continued and to be dated and signed on other side)